                                                                    EXHIBIT 10.8




                                NATIONSBANK TOWER





                                  OFFICE LEASE

                                     BETWEEN

                             MIAMI TOWER ASSOCIATES
                               LIMITED PARTNERSHIP

                                    LANDLORD



                                       AND



                             CONTINUCARE CORPORATION

                                     TENANT


                      PART OF THE THIRTY-SIXTH (36TH) FLOOR
                           100 SOUTHEAST SECOND STREET
                                 MIAMI, FLORIDA

                                TABLE OF CONTENTS


SECTION           SUBJECT                                                   PAGE
-------           -------                                                   ----

1.       DEFINED TERMS.......................................................  1

2.       DEMISE..............................................................  3

3.       LEASE TERM..........................................................  3

4.       BASE RENT...........................................................  3

5.       ADDITIONAL RENT.....................................................  4

6.       SECURITY DEPOSIT....................................................  9

7.       USE................................................................. 11

8.       COMPLIANCE WITH LAWS................................................ 12

9.       QUIET ENJOYMENT..................................................... 12

10.      COMMON AREAS........................................................ 13

11.      RULES AND REGULATIONS............................................... 13

12.      SERVICES............................................................ 14

13.      LANDLORD'S INITIAL IMPROVEMENTS..................................... 17

14.      NO REPRESENTATIONS BY LANDLORD...................................... 19

15.      ACCEPTANCE OF PREMISES.............................................. 20

16.      REPAIRS............................................................. 20

17.      ALTERATIONS......................................................... 21

18.      CONSTRUCTION LIENS.................................................. 23

19.      INDEMNIFICATION..................................................... 23

                                TABLE OF CONTENTS


SECTION           SUBJECT                                                   PAGE
-------           -------                                                   ----

20.      INSURANCE........................................................... 24

21.      DAMAGE OR DESTRUCTION............................................... 26

22.      EMINENT DOMAIN...................................................... 27

23.      PARKING............................................................. 28

24.      ESTOPPEL STATEMENT.................................................. 29

25.      SUBORDINATION OF LEASE.............................................. 29

26.      ATTORNMENT.......................................................... 30

27.      ASSIGNMENT AND SUBLETTING........................................... 32

28.      SUCCESSORS AND ASSIGNS.............................................. 39

29.      INSOLVENCY, DEFAULT................................................. 39

30.      ADDITIONAL LANDLORD RIGHTS; LATE FEES............................... 42

31.      TENANT CLAIMS....................................................... 42

32.      WAIVER OF DEFAULT................................................... 42

33.      LIEN ON TENANT PROPERTY............................................. 43

34.      RIGHT OF ENTRY...................................................... 43

35.      NOTICES............................................................. 43

36.      ATTORNEYS' AND ACCOUNTANTS' FEES.................................... 44

37.      CONDITION OF PREMISES ON TERMINATION OF LEASE AND
         HOLDING OVER........................................................ 44

38.      OCCUPANCY AND PERSONAL PROPERTY TAX................................. 45

                               TABLE OF CONTENTS


SECTION           SUBJECT                                                   PAGE
-------           -------                                                   ----

39.      SIGNS............................................................... 45

40.      WAIVER OF TRIAL BY JURY............................................. 46

41.      INTENTIONALLY DELETED............................................... 46

42.      INVALIDITY OF PROVISION............................................. 46

43.      MISCELLANEOUS....................................................... 47

44.      INTENTIONALLY DELETED............................................... 49

45.      RADON GAS NOTICE.................................................... 49

46.      PARTNERSHIP TENANT.................................................. 49

47.      ENTIRE AGREEMENT.................................................... 49

48.      BROKERAGE........................................................... 50

49.      FORCE MAJEURE....................................................... 50

50.      SHORT FORM LEASE.................................................... 50

51.      RELATIONSHIP OF PARTIES............................................. 50

52.      DELIVERY OF LEASE INSTRUMENT........................................ 50

53.      OPTION TO EXTEND.................................................... 51

54.      ADDITIONAL SPACE.................................................... 52

55.      TENANT'S RIGHT OF FIRST REFUSAL..................................... 55

                        LIST OF EXHIBITS AND ATTACHMENTS



EXHIBIT A         LOCATION OF PREMISES

EXHIBIT B         FORM OF LETTER OF CREDIT

EXHIBIT C         RULES AND REGULATIONS

EXHIBIT D         SCOPE OF THE WORK

EXHIBIT E         GENERAL CONDITIONS FOR BUILD OUT

EXHIBIT F         LOCATION OF ADDITIONAL SPACE

                         NATIONSBANK TOWER OFFICE LEASE



                             INDEX OF DEFINED TERMS


         TERM                                                              PAGE
         ----                                                              ----

Additional Rent...............................................................4
Additional Space.............................................................52
Adjustment Date..............................................................52
Alterations  ................................................................21
Base Rent    .................................................................1
Broker       .................................................................2
Building Standard Hours......................................................14
City         ................................................................31
Commencement Date.............................................................2
Common Areas ................................................................13
Costs of Possession and Reletting............................................40
DOSP         ................................................................28
Expiration Date...............................................................2
Extension Term...............................................................51
Fair Market Rent.............................................................51
First Refusal Space..........................................................55
Force Majeure................................................................50
Landlord     .................................................................1
Landlord's Consultant........................................................21
Landlord's Contribution.......................................................2
Landlord's Initial Improvements..............................................17
Landlord's Notice............................................................55
Lease        .................................................................1
Lease Term   .................................................................3
Lease Year   .................................................................2
Letter of Credit.............................................................10
Market Rent  ................................................................35
Miami Lease  .................................................................2
Offer        ................................................................55
Office Building...............................................................2
Operating Expense Base........................................................2
Operating Expenses............................................................4
Parking Garage................................................................2
Partnership Tenant...........................................................49

         TERM                                                               PAGE
         ----                                                               ----

Permitted Use...............................................................  2
Premises....................................................................  3
Project.....................................................................  3
Purchaser................................................................... 30
Rent Commencement Date......................................................  3
Retail Area.................................................................  3
Revisions................................................................... 17
Rules and Regulations....................................................... 13
Scope of Work............................................................... 17
Security Deposit............................................................  3
Space Reduction Date........................................................ 53
Space Reduction Notice...................................................... 53
Space Reduction Option...................................................... 53
Substantial Completion Date................................................. 17
Substitution Date........................................................... 10
Taxes.......................................................................  7
Tenant......................................................................  1
Tenant Delay ............................................................... 17
Tenant's Extra Cost......................................................... 17
Tenant's Proportionate Share................................................  3
Terminated Space............................................................ 53
Termination Payment......................................................... 53
Toxic Waste Regulations..................................................... 11
Transfer.................................................................... 32
Transferee.................................................................. 32

                         NATIONSBANK TOWER OFFICE LEASE


         THIS LEASE AGREEMENT (this "Lease") is entered into as of this 29 day of August, 1996 between MIAMI TOWER ASSOCIATES LIMITED PARTNERSHIP, a Florida limited partnership ("Landlord"), whose address for the purpose of this Lease is NationsBank Tower, 100 S.E. 2nd Street, Miami, Florida 33131, and CONTINUCARE CORPORATION, a Florida corporation ("Tenant"), whose address is currently 3333 West Commercial Blvd., #105, Ft. Lauderdale, FL 33309. After the Commencement Date (as hereinafter defined) of this Lease, Tenant's address for the purpose of this Lease shall be the Premises (as hereinafter defined).


1. DEFINED TERMS The following terms, as used in this Lease, have the following meanings.

         1.1. "Base Rent":

                  (a) During the first (1st) Lease Year (as hereinafter defined), One Hundred Seventy-Two Thousand One Hundred Sixteen and 00/100 ($172,116.00) Dollars per annum, payable in equal monthly installments of Fourteen Thousand Three Hundred Forty-Three and 00/100 ($14,343.00) Dollars each, as the same may be increased pursuant to the provisions of Section 54 hereof;

                  (b) During the second (2nd) Lease Year, One Hundred Seventy-Six Thousand Two Hundred Fourteen and 00/100 ($176,214.00) Dollars per annum, payable in equal monthly installments of Fourteen Thousand Six Hundred Eighty-Four and 50/100 ($14,684.50) Dollars each, as the same may be increased pursuant to the provisions of Section 54 hereof;

                  (c) During the third (3rd) Lease Year, One Hundred Eighty Thousand Three Hundred Twelve and 00/100 ($180,312.00) Dollars per annum, payable in equal monthly installments of Fifteen Thousand Twenty-Six and 00/100 ($15,026.00) Dollars each, as the same may be increased pursuant to the provisions of Section 54 hereof;

                  (d) During the fourth (4th) Lease Year, One Hundred Eighty-Four Thousand Four Hundred Ten and 00/100 ($184,410.00) Dollars per annum, payable in equal monthly installments of Fifteen Thousand Three Hundred Sixty-Seven and 50/100 ($15,367.50) Dollars each, as the same may be increased pursuant to the provisions of Section 54 hereof; and

                  (e) During the fifth (5th) Lease Year, One Hundred Eighty-Eight Thousand Five Hundred Eight and 00/100 ($188,508.00) Dollars per annum, payable in equal monthly installments of Fifteen Thousand Seven Hundred Nine and 00/100 ($15,709.00) Dollars each, as the same may be increased pursuant to the provisions of Section 54 hereof. The Base Rent shall be payable in the manner described in Section 4.

         1.2.  "Broker": collectively, Winthrop Management and Codina Bush Klein
o Oncor International.

         1.3. "Commencement Date": the first day of the Lease Term (as hereinafter defined), which is the earlier of (a) the Substantial Completion Date (as defined and described in Sections 13.5 and 13.11), or (b) the day Tenant first takes possession of the Premises for the purpose of receiving delivery of its office furniture and equipment.

         1.4. "Expiration Date": the last day of the calendar month in which the fifth (5th) anniversary of the Commencement Date occurs.

         1.5. "Landlord's Contribution": (a) with respect to the Premises only, $72,534.60 and (b) with respect to the Space (as hereinafter defined) only, $47,073.15.

         1.6. "Lease Year": a twelve (12) calendar month period, the first of which Lease Year commences on the Commencement Date; however, if the Commencement Date does not fall on the first day of a calendar month then the first Lease Year shall contain the remaining days in said month plus the following eleven calendar months. Each subsequent Lease Year shall be twelve full calendar months commencing with the first day of the calendar month following the previous Lease Year.

         1.7. "Miami Lease": that certain lease between The City of Miami and Dade Savings and Loan Association dated July 1, 1980, as such lease has been and may be modified and amended from time to time.

         1.8. "Office Building": the thirty-seven (37) story office tower presently known as NationsBank Tower with a street address of 100 Southeast Second Street, Miami, Florida 33131, which office tower is part of the Project and is constructed in the air space over the Parking Garage, and which is conclusively deemed to consist of 567,572 rentable square feet, together with all appurtenant rights granted to Landlord, as lessee under the Miami Lease in and to other portions of the Project.

         1.9. "Operating Expense Base": the actual amount of "Operating Expenses" (as defined in Subsection 5.1.1 hereof) paid or incurred by Landlord during the calendar year 1997.

         1.10. "Parking Garage": the parking garage located immediately underneath the Office Building and included in the Project at the time of this Lease, which is presently owned by The City of Miami and operated by the Department of Off Street Parking of The City of Miami.

         1.11. "Permitted Use": executive and general offices solely in connection with Tenant's business, subject to the provisions of Section 7.

         1.12. "Premises": the space located on the thirty-sixth (36th) floor in the Office Building, which space is conclusively deemed to consist of 8,196 rentable square feet and is located substantially as shown shaded (or hatched) on Exhibit "A" annexed hereto and made a part hereof.

         1.13. "Project": a multipurpose project presently known as NationsBank Tower, which includes (a) the Office Building, (b) the building which underlies the Office Building that contains the Parking Garage and the Retail Area, (c) the real property which underlies and is adjacent to such building and the Office Building, (d) all air rights related to any of the foregoing, and (e) all appurtenances, tenements and hereditaments related to, growing out of or arising from any of the foregoing.

         1.14. "Rent Commencement Date": the fifth (5th) business day following the Commencement Date.

         1.15. "Retail Area": the retail area on the ground floor of the building which underlies the Office Building which is used for retail purposes.

         1.16. "Security Deposit": $100,000.00, to be paid and held in accordance with, and subject to reduction pursuant to, the provisions of Section 6.

         1.17. "Tenant's Proportionate Share": one and forty-four hundredths (1.44%) percent, as the same may be increased pursuant to the provisions of
Section 54 hereof.


2. DEMISE:

         2.1. Subject to and upon the terms and conditions of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord the Premises.

         2.2. This Lease does not grant any right to light, air or view over, about or from the Premises, the Office Building or the Project.


3. LEASE TERM: This Lease shall be for a term (the "Lease Term") which commences on the Commencement Date and ends on the Expiration Date, unless sooner terminated or extended as provided in this Lease. Within ten (10) days of Landlord's request, Tenant and Landlord shall join in the execution of an agreement stipulating the Commencement Date and the Expiration Date of the Lease Term.


4. BASE RENT:

         4.1. Commencing as of the Rent Commencement Date, and continuing throughout the

Lease Term, Tenant shall pay Landlord an annual Base Rent as specified in Subsection 1.1 payable without demand on or in advance of the first day of each month in equal monthly installments, plus tax, without any offset or deduction whatsoever, in lawful money (legal tender for public or private debts) of the United States of America, at the office of Landlord's managing agent as follows:
Winthrop Management, NationsBank Tower, Suite 4600, Miami, Florida 33131; or elsewhere as designated from time to time by Landlord's written notice to Tenant. Upon Tenant's execution of this Lease, Tenant shall pay to Landlord the amount of Base Rent due for the first full calendar month of the Lease Term. If the Rent Commencement Date occurs on a date other than the first day of a calendar month, Tenant shall pay to Landlord on or before the first day of the next month the monthly installment of Base Rent for such partial month on a pro rata basis (based on the actual number of days in the commencement month), and the first month's rent paid by Tenant as described above shall be applied to the first full calendar month of the Lease Term for which rent shall be due and payable. Such payment, together with the sum paid by Tenant as first month's rent upon the execution of this Lease, shall constitute payment of the Base Rent for the period from the Rent Commencement Date to and including the last day of the next succeeding calendar month.

         4.2. Tenant shall pay to Landlord the amount of any sales or similar tax imposed by the State of Florida or any subdivision thereof on the rents and other charges payable by Tenant under this Lease. Such payments on account of sales or similar taxes shall be paid together with the corresponding amounts due under this Lease, and the obligation to pay same shall survive the expiration or earlier termination of this Lease.


         5. ADDITIONAL RENT:

         5.1. In addition to the Base Rent, Tenant shall pay to Landlord all rents, sums and charges other than Base Rent due Landlord under this Lease ("Additional Rent"). Additional Rent includes, but is not limited to, Tenant's Proportionate Share of the increases in all "Operating Expenses" (as hereinafter defined) described or anticipated in this Section, including "Taxes" (as defined in Subsection 5.1.2) over the Operating Expense Base, which occur in each calendar year during the Lease Term.

                  5.1.1. "Operating Expenses" means all expenses, costs and disbursements, of every kind and nature, including Taxes, which Landlord may pay or become obligated to pay because of or in connection with the ownership, management, maintenance and/or operation of the Office Building (including "Common Areas", as hereinafter defined), the Project, and the personal property of Landlord used in the operation of the Office Building, as determined in accordance with generally accepted accounting principles, which are properly chargeable to the operation of the Office Building.

                           5.1.1.1. By way of explanation and clarification, but
not by way of limitation, Operating Expenses shall include the following:

                                    (a) wages and salaries of all employees
engaged in the operation, management, maintenance, and security of the Office Building, employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance, pension or retirement benefits, and any other fringe benefits for such employees;

                                    (b) cost of all supplies, tools, materials
and equipment, whether leased or owned, used in the operation, management and maintenance of the Office Building;

                                    (c) cost and fees of all utilities,
including water, sewer, electricity, gas and fuel oil used by the Office Building and not collected directly from a tenant;

                                    (d) reasonable cost and fees of the Office
Building management;

                                    (e) janitorial services and trash and
garbage removal;

                                    (f) service, maintenance and replacement of
all systems and equipment including, but not limited to, elevators, plumbing, heating, air conditioning, ventilating, lighting, electrical, security and fire alarms, fire pumps, fire extinguishers and hose cabinets, mail chutes, and those related to guard service, painting, window cleaning, landscaping and gardening;

                                    (g) reasonable legal, accounting and other
professional fees and expenses;

                                    (h) cost and expense of providing and
maintaining security personnel and services;

                                    (i) cost of supplying and cleaning
employees' uniforms and work clothes;

                                    (j) reasonable dues and expenses for trade
and industry associations;

                                    (k) reasonable administrative costs, such as
(but not limited to) postage, stationery, photocopy expenses and other management office supplies;

                                    (l) imputed cost equal to the loss of rent
by Landlord for space used for on-site management at an imputed cost which is equal to the rental rate then charged by Landlord for comparable space in the Office Building;

                                    (m) cost of providing pest control for the
Office Building;

                                    (n) cost of casualty, liability and other
insurance;

                                    (o) any and all occupancy, gross receipts or
rental taxes paid by Landlord in connection with the Office Building, but not income or any other tax imposed or measured by Landlord's income or profits (unless such tax is in lieu of real estate taxes or sales taxes);

                                    (p) any and all Taxes and costs on or
related to the Office Building and the Miami Lease, including rental and other payments thereunder, and any appurtenances, tenements and hereditaments charged to the Office Building or leasehold interest by a taxing authority (if the amount of Operating Expenses attributable to the Office Building and interests under the Miami Lease cannot be separately ascertained, the amount of such Operating Expenses shall be determined on an equitable basis and verified by Landlord's accountant whose determination shall be reviewed, and adjusted if appropriate, by Landlord, annually); and

                                    (q) cost of capital expenditures made by
Landlord which are either (i) for labor or energy saving devices or materials or are intended to reduce Operating Expenses or (ii) required by any governmental or quasi-governmental authority, amortized on a straight line basis over the useful life thereof as determined in accordance with generally accepted accounting principles, together with interest on the unamortized cost of such expenditure.

                           5.1.1.2. Operating Expenses will be deemed to
specifically exclude the following:

                                    (a) leasing commissions;

                                    (b) the cost of tenant installations and
decorations incurred in connection with preparing space for a new tenant or the cost of renovating, painting or redecorating space of existing tenants;

                                    (c) the cost to Landlord of repairs made, or
other work done, by Landlord as a result of fire, windstorm or other insurable casualty or by the exercise of eminent domain, provided, however, that this exclusion is limited to the amount of the insurance proceeds or condemnation award received by Landlord for such repairs or other work;

                                    (d) attorneys' fees and court costs and
other such expenses incurred by Landlord in connection with the negotiation of disputes with existing or prospective tenants of the Office Building or in enforcing remedies in the event of tenant defaults;

                                    (e) amounts for which reimbursement has been
made to Landlord by tenants of the Office Building for "extra hours" services rendered to them by Landlord;

                                    (f) interest on debt or amortization
payments on any mortgages
covering the Office Building;

                                    (g) compensation paid by Landlord to persons
engaged in commercial concessions operated by Landlord (and not by a third party) in the Office Building (e.g., sundries shop);

                                    (h) expenses paid by Landlord for the
advertising and promotion of rental space in the Office Building;

                                    (i) fines, penalties or other costs incurred
by Landlord due to its violation of any governmental rule or authority;

                                    (j) salaries, wages and benefits of
Landlord's on-site employees above the level of "General Manager"; and

                                    (k) depreciation expense on the Office
Building.

                  5.1.2. "Taxes" means all impositions, taxes, assessments (special or otherwise), water and sewer charges and rents, impact fees and other governmental liens and charges of any and every kind, and substitutes therefor, and each and every installment thereof including any charges or interest on amounts which may be or are paid in installments, and all costs incurred by Landlord in contesting or negotiating such amounts with any governmental or regulatory authority, attributable in any manner to the Office Building or the rents (however the term may be defined) receivable from all or any part of the Office Building, or any use of it, or any facility or personal property located in or on it or used in conjunction with it or any charge or other payment required to be paid to any governmental authority, however designated. Nothing in this Section 5 shall be construed to include as a tax which shall be the basis of Taxes any inheritance, estate, succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax-paying entity without regard to Landlord's income source (irrespective of whether differing tax rates are applicable to different types of income) as arising from or out of the Project or the Office Building or any tax payable by Tenant pursuant to any other provisions of this Lease.

         5.2. If during all or part of any calendar year during the Lease Term, the Office Building is less than ninety-five percent (95%) occupied, or services are delivered to less than ninety-five percent (95%) of the Office Building rentable area, then, Operating Expenses shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period if the Office Building had been ninety-five percent (95%) occupied or Landlord had furnished full service to ninety-five percent (95%) of the Office Building rentable area. The ninety-five (95%) percent adjustment factor described in this Subsection 5.2 is not intended to result in Landlord receiving any amount in excess of Landlord's actual Operating Expenses in any Lease Year. Landlord hereby represents that the Operating Expense Base will be based on the actual Operating Expenses for the Office Building for the calendar year 1997 as "grossed-up" in accordance with the provisions of this Subsection

5.2.

         5.3. Landlord agrees to maintain accounting books and records reflecting the Operating Expenses in accordance with generally accepted accounting principles. Notwithstanding anything to the contrary under this Lease, including but not limited to the provisions of Subsection 5.4, Landlord's rent payments under the Miami Lease or any other lease under which Landlord has rights to possession of the Office Building shall be included in Operating Expenses to the extent that the Miami Lease is not modified to increase rent payments from those provided in the form of such Lease which exists on the date of this Lease (in which event, for the purposes of this Section, the payments under the Miami Lease shall be deemed to have been made in accordance with the form of such lease which exists on such date).

         5.4. Commencing on January 1, 1998, Tenant shall, on the first day of each month in advance pay to Landlord pro rata monthly installments on account of the amount reasonably projected by Landlord for Tenant's Proportionate Share of increases in Operating Expenses over the Operating Expense Base, based upon the most recent data available to Landlord, from time to time, for Operating Expenses. Following the end of each calendar year during the Lease Term, Landlord shall submit to Tenant a statement showing the actual amount which should have been paid by Tenant with respect to increases in Operating Expenses for the past calendar year, the amount of those expenses actually paid during that year by Tenant and the amount of the resulting balance due on those expenses, or overpayment of them, as the case may be. Said statement shall become final and conclusive between the parties, their successors and assigns as to the matters set forth in it unless Tenant, within sixty (60) days of receipt by Tenant of such statement, sends a written notice to Landlord objecting to such statement and specifying the respects in which such statement is claimed to be incorrect. If such notice is sent, the parties recognize the unavailability of Landlord's books and records because of the confidential nature thereof and hence agree that either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by Tenant unless Landlord's charges are found to be in error by more than four percent (4%). Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within thirty (30) days following Tenant's receipt of the statement and any overpayment shall be immediately credited against Tenant's obligation to pay expected Additional Rent in connection with anticipated increases in Operating Expenses or, if by reason of any termination of this Lease no such future obligation exists, shall be refunded to Tenant. Anything in this Lease to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to a statement rendered by Landlord to Tenant, pursuant to the terms of this Lease, because of any objection which Tenant may raise with respect to the statement. If at the time of the resolution of said objection the Lease Term has expired, Landlord shall immediately refund to Tenant any overpayment found to be owing to Tenant.

         5.5. Additional Rent for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the Expiration Date or earlier termination of this

Lease. Increases in Operating Expenses over the Operating Expense Base for the calendar years during which this Lease commences and terminates shall be prorated according to that portion of said calendar year that this Lease shall have actually been in effect.

         5.6. Failure of Landlord to furnish in a timely manner a statement of actual increases in Operating Expenses or to give notice of an adjustment to rent under this Section 5 shall not prejudice or act as a waiver of Landlord's right to furnish such statement or to give such notice at a subsequent time or to collect any adjustment to the Additional Rent for any preceding period.

         5.7. Tenant recognizes that Landlord's statements showing the estimate of increases in Operating Expenses for any calendar year may be rendered at the end of the previous calendar year or the beginning of such calendar year. If Landlord's statement is rendered subsequent to the beginning of a calendar year, Tenant shall continue to pay the increase in Operating Expenses for the prior calendar year and, should a deficiency result by virtue of an increase in Landlord's estimate of the Operating Expenses for the current year, Tenant shall pay the amount of such deficiency, if any, in full, in addition to the next monthly rent payment. Landlord shall have the right to adjust the estimate of increases in Operating Expenses set forth in a prior Landlord's statement for any Lease Year and bill Tenant for any deficiency. Any such deficiency payment shall be due within fifteen (15) days of Tenant's receipt of such bill.


6. SECURITY DEPOSIT:

         6.1 Tenant shall deposit with Landlord upon Tenant's execution of this Lease the Security Deposit as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord as provided in this Lease. In the event Tenant defaults in respect of any of the terms, provisions or conditions of this Lease, including, but not limited to, the payment of Base Rent and Additional Rent, Landlord may apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any Base Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue(s) before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit so deposited, Tenant shall, within three (3) days after notice from Landlord, deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Lease Term. The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed a material default. Landlord will not be required to pay Tenant any interest on the Security Deposit. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant after the expiration of the Lease Term, after delivery of the entire possession of the Premises and keys thereto to Landlord, and after the determination and payment of all amounts due under this Lease. In the event of a sale, leasing or other transfer of the Office Building or tenant's interest in the Miami Lease, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon automatically be released by Tenant from all liability for the return of the Security Deposit. In such event, Tenant agrees to look solely to the new landlord for the return of the Security Deposit and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such actual or attempted assignment or encumbrance.

         6.2 In lieu of a cash deposit by Tenant for the Security Deposit, Tenant may deposit with Landlord a clean, irrevocable and unconditional letter of credit ("Letter of Credit") issued by and drawn upon any commercial bank reasonably acceptable to Landlord with offices for banking purposes in the City of Miami and having a net worth of not less than One Hundred Million ($100,000,000) Dollars, which letter of credit shall be in the amount of the Security Deposit in the form annexed hereto as Exhibit B. At any time that Tenant is in default under this Lease beyond any applicable notice and grace period, Landlord shall have the right to draw down the entire credit and hold and apply the proceeds or any part thereof in accordance with the provision of this Section 6 and such Letter of Credit or the proceeds thereof shall continue to constitute the Security Deposit hereunder. Landlord shall also have the right to draw down the entire amount of credit in the event that Landlord fails to receive a replacement Letter of Credit on or prior to the thirtieth (30th) day preceding the expiration date thereof. In no event shall the Letter of Credit expire prior to the thirtieth (30th) day following the Expiration Date. If Landlord shall have drawn down the Letter of Credit and applied all or a portion thereof in accordance with the terms of this Section 6, then Tenant shall deposit with Landlord, within three (3) days after notice from Landlord, a sufficient amount of cash to bring the balance of the cash held by Landlord under this Section 6 to the amount of the Security Deposit. The failure of Tenant to deposit such additional amount within the foregoing time period shall be deemed a material default pursuant to Section 29 of this Lease.

         6.3 Provided this Lease shall be in full force and effect and Tenant shall not be in default hereunder and Tenant shall have made all payments of Base Rent and Additional Rent when due following the Rent Commencement Date, the Security Deposit will be reduced by $25,000.00 on the first day of each of the second (2nd), third (3rd), fourth (4th) and fifth (5th) Lease Years (each such date is hereinafter individually referred to as a "Substitution Date"). In the event Tenant shall have deposited with Landlord a Letter of Credit, Landlord shall accept a substitute letter of credit in the reduced amount on each respective Substitution Date and shall thereupon return to Tenant the original Letter of Credit then being held by Landlord. In the event the Security Deposit is cash, Landlord shall promptly return the reduced portion of the Security Deposit to Tenant.

7. USE:

         7.1. Tenant shall use and occupy the Premises for the Permitted Use and for no other use or purpose. The Premises shall not be used for retail sales or temporary "executive office suites" or for any illegal purposes or in violation of any regulation of any governmental body, or in any manner which creates any nuisance or trespass, or vitiates any insurance or increases the rate of insurance on the Premises or the Office Building.

         7.2. Tenant shall not operate any coin or token operated vending machine or similar device for the sale of any goods, wares, merchandise, food, beverages or services, including but not limited to, pay telephones, pay lockers, pay toilets, scales, amusement devices and machines for the sale of beverages, foods, candy, cigarettes or other commodities, without Landlord's prior written consent. Notwithstanding the foregoing, Tenant may install and operate food and beverage vending machines within the Premises for use by Tenant and Tenant's employees and invitees only.

         7.3. Tenant shall not permit the presence, handling, use, storage or transportation of hazardous, toxic or otherwise dangerous materials in or about the Premises, the Office Building or the Project, except (a) as an incidental, customary office use such as the use of photocopier ink and (b) in strict compliance with all laws, ordinances, rules, regulations, orders and guidelines, related to all toxic, dangerous and hazardous materials, of all governmental and regulatory authorities having jurisdiction, and of the Board of Insurance Underwriters ("Toxic Waste Regulations"). In no event shall Tenant manufacture or dispose of hazardous or toxic materials in or about the Premises, the Office Building or the Project; Tenant shall cause them to be disposed of only by means of a duly licensed hazardous waste disposal service and in accordance with Toxic Waste Regulations. Tenant shall provide Landlord with copies of all pertinent documentation establishing disposal in accordance with the foregoing including, without limitation, manifests and receipts for materials. Tenant shall obtain and maintain throughout the Lease Term and any extensions or renewals thereof all licenses and permits required in connection with Tenant's activities which may involve hazardous or toxic materials. Tenant shall allow access to the Premises by Landlord, the Dade County Department of Environmental Resources Management, and other applicable regulatory authorities so that such parties may assure compliance with the requirements of this Subsection 7.3. Tenant acknowledges that it is aware of the penalties for improper disposal of hazardous waste as set forth in Section 403.727, Florida Statutes; Tenant warrants and represents to and covenants with Landlord that Tenant shall comply with all requirements of Toxic Waste Regulations including, without limitation, the applicable requirements of Chapter 403, Florida Statutes. Tenant represents and warrants that Tenant shall at all times during the Lease Term or any extension or renewal thereof be in compliance with Toxic Waste Regulations, and shall indemnify, defend and hold Landlord and Landlord's mortgagees harmless from and against any and all claims, liabilities, injuries, damages, costs and expenses (including attorneys' fees) arising from, growing out of or related to any breach of the covenants, representations or warranties of this Subsection
7.3. The provisions of this Subsection 7.3 shall survive the termination of this Lease.

8. COMPLIANCE WITH LAWS: Tenant shall comply with all governmental and applicable insurance underwriters' rules, regulations, decrees or requirements applicable to the use and occupancy of the Premises, now or hereinafter in effect, including, without limitation, the Americans with Disabilities Act. If, as a result of any change in governmental laws, ordinances and regulations, the Premises must be altered lawfully to accommodate Tenant's use and occupancy, such alterations shall be made by Tenant at Tenant's sole cost and expense subject to the prior consent of Landlord, which consent shall be granted or denied pursuant to the terms of Section 17 hereof; the necessity of Landlord's consent shall in no way create any liability against Landlord for failure of Tenant to comply, or to alter the Premises to comply, with such laws, ordinances and regulations. If Tenant receives notice of any claim of violation of any law, rule or regulation applicable to the Premises, Tenant shall give prompt notice of such notice to Landlord. Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of other tenants in the Office Building. Tenant shall not overload the floors, nor shall Tenant install any heavy business machines or any safes or heavy equipment of any kind without Landlord's prior written consent which, if granted, may be conditioned upon moving by skilled licensed handlers and installation and maintenance at Tenant's expense of special reinforcings and settings adequate to absorb and prevent noise and vibration.


9. QUIET ENJOYMENT:

         9.1. Upon payment by Tenant of the rents provided in this Lease, and upon the observance and performance by Tenant of all terms, provisions, covenants and conditions on Tenant's part to be observed and performed by it, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, subject to all of the terms, provisions, covenants and conditions of this Lease and subject to the terms of any underlying leases and mortgages. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third persons; however, Landlord shall not be liable for any such interference or disturbance, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

         9.2. Notwithstanding anything to the contrary in this Lease, Tenant acknowledges and agrees that Landlord shall have the right to create a condominium affecting the Project and in such event this Lease shall be subject and subordinate in all respects to any master deed hereafter recorded relating to the Project and the provisions of such condominium established thereby; provided, however, that such master deed shall provide that, so long as Tenant is not in default of its obligations under this Lease, Tenant's leasehold interest shall not be disturbed or terminated by reason of Landlord's failure to pay common condominium charges. No further instrument shall be necessary to effect such subordination, and Tenant shall, upon request of Landlord, confirm such subordination in writing.

10. COMMON AREAS:

         10.1. "Common Areas" means all common areas and other facilities of the Office Building and the Project furnished by Landlord, including (if any) all public lobbies, parking areas, truck way or ways, loading areas and loading dock facilities, pedestrian walkways and ramps, landscaped areas, stairways, corridors, directory signs and equipment, mechanical rooms, utility lines and the like up to the electrical distribution panel serving the occupant exclusively and any of the foregoing areas or facilities which serve the Common Areas; washrooms, drinking fountains, toilets and other public facilities; exterior portions of the Premises, and of all premises leased to or held for lease to tenants; those portions of the Premises and of all other premises leased or held for lease used for the installation of utility lines and other installations required to service tenants or occupants of the Office Building and to maintain and repair them; areas used for building stairs, fire towers, elevator shafts, flues, vents, pipes, stacks, pipe shafts, and ducts; areas of the Office Building or the Project with respect to which easements have been granted in favor of the Office Building or the Premises under any easement agreements or which otherwise benefit the Premises or the Office Building; and other areas and improvements, provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers. The Common Areas shall be at all times subject to the exclusive control and management of Landlord (except for washrooms, drinking fountains, toilets and similar facilities on single-tenant floors), and Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to all facilities and areas and improvements; to police same; to close or relocate all or any portion of the Common Areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication of such areas or facilities or the accrual of any rights to any person or the public in such areas or facilities; to close temporarily all or any portion of the public areas, the Common Areas or facilities; and to do and perform such other acts in and to said areas and improvements as, in the sole judgment of Landlord, Landlord shall determine. Landlord shall also have the right at any time, without such action constituting an actual or constructive eviction and without incurring any liability to Tenant for such action, to change the arrangement and/or location of entrances or passageways, doors, corridors, elevators or other facilities. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby facility, building, land, street, alley or other area.

         10.2. Landlord and Tenant each respectively covenant and agree that in connection with its use of the Common Areas it will use reasonable efforts to proceed expeditiously with any work which it does, so as to minimize any disturbance to the Common Areas or to the ordinary and usual conduct of business in the Office Building.


11. RULES AND REGULATIONS: Tenant agrees to comply with all the rules and regulations which Landlord may adopt from time to time for the operation, protection and welfare of the Office Building and the Project, their tenants, visitors and occupants (the "Rules and Regulations"). The current Rules and Regulations are attached as Exhibit "C". Future

Rules and Regulations shall become a part of this Lease, and Tenant agrees to comply with the same, provided such future Rules and Regulations do not materially deprive Tenant of its rights established under this Lease. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, or against any other tenant; Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. If there is any conflict between the terms of this Lease and the Rules and Regulations, the terms of this Lease shall control.


12. SERVICES:

         12.1. Landlord will furnish the following services to Tenant:

                  12.1.1. cleaning and janitorial services as are normal and usual in comparable office buildings in Dade County, Florida, on Monday through Friday except for holidays described in Subsection 12.1.3. (provided, however, shampooing and replacement of carpet as required by Tenant shall be at Tenant's expense);

                  12.1.2. automatically operated passenger elevator service, public stairs, electrical current for normal office use, and water at those points of supply provided for general use of its tenants at all times and on all days throughout the year;

                  12.1.3. air conditioning reasonably sufficient to cool the Premises during Monday through Friday from 8:00 A.M. to 7:00 P.M., and on Saturdays from 9:00 A.M. to 3:00 P.M., except New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day and federal and Florida state holidays of general application ("Building Standard Hours");

                  12.1.4. freight elevator service on an "as available" basis for incidental use by Tenant. Any use beyond Building Standard Hours may be arranged with Landlord's prior consent and Tenant shall pay as Additional Rent Landlord's then-standard charges for such service;

                  12.1.5 all Building standard incandescent and florescent bulb replacement, including ballast replacement; and

                  12.1.6 security in the form of limited access to the Office Building during times other than Building Standard Hours.

         12.2. In the event separate meters are installed for Tenant's use of any utilities on the Premises, Landlord shall have no responsibility to provide such utility service and Tenant shall pay the full cost of such utility service directly to the appropriate utility, or to Landlord should Landlord so request.

         12.3. No electric current shall be used except that furnished or approved by Landlord, nor shall electric cable or wire be brought into the Premises, except upon the written consent and approval of Landlord. Tenant shall use only office machines and equipment which operate on the Office Building's standard electric circuits, but which in no event shall overload the Office Building's standard electric circuits from which Tenant obtains electric current. Any consumption of electric current in excess of that which is normal and customary for all tenants, or requiring special circuits or equipment, such as automatic data processing equipment or supplemental air conditioning units (the installation of which shall be at Tenant's expense after approval in writing by Landlord), shall be paid to Landlord by Tenant as Additional Rent in an amount to be determined by Landlord based upon Landlord's estimated cost of such excess electric current consumption or based upon the actual cost if such excess electric current consumption is separately metered. Tenant shall pay its equitable, proportionate share of the cost of equipment which may be installed from time to time to service or provide such excess electricity for Tenant and, if appropriate, one or more other tenants.

         12.4. Such services shall be provided as long as this Lease is in full force and effect and Tenant is not in default under any of its provisions, subject to interruption caused by Force Majeure (as defined in Section 49), and conditions and causes beyond the control of Landlord. Furthermore, Landlord reserves the right to stop the service of the air-cooling, elevator, electrical, plumbing or other mechanical systems or facilities in the Office Building when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements, decorations or improvements desirable or necessary to be made in the judgment of Landlord, until said repairs, alterations, replacements or improvements shall have been completed. Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply cooled or outside air, heat, elevator, plumbing or electricity when prevented by exercising its right to stop service or by Force Majeure or by any cause whatsoever reasonably beyond Landlord's control, or by failure of independent contractors to perform, or by laws, orders, rules or regulations of any federal, state, county or municipal authority. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Base Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

         12.5. If any governmental authority shall order mandatory energy conservation or if Landlord elects voluntarily to cooperate in energy conservation at the request of any governmental authority including, but not limited to, a reduction in operating hours or lighting usage, then Tenant shall comply with such requirements. Tenant's compliance with such requirements shall not entitle Tenant to any abatement of rent or damages for any injury or inconvenience occasioned thereby nor shall it be construed as an eviction or disturbance of possession.

         12.6. Services described in Subsection 12.1 for times or days other than as prescribed in said subsection may be made available by Landlord for the benefit of Tenant provided Tenant has given Landlord written notice at least twenty-four (24) hours in advance. Tenant shall pay within five (5) days following written demand as Additional Rent, Landlord's then-standard charge for such additional service(s).

         12.7. Tenant shall pay to Landlord, as Additional Rent, a reasonable charge for: (a) any extra cleaning of the Premises required because of the carelessness or indifference of Tenant or because of the nature of Tenant's business and (b) any cleaning done at the request of Tenant of any portions of the Premises which may be used for storage, shipping room or other non-office purposes. If the cost to Landlord for cleaning the Premises shall be increased due to the installation in the Premises of any materials or finish, the nature of which requires non-standard or special care, then Landlord may elect not to provide such special service; however, if Landlord elects to provide such service, Tenant shall pay to Landlord within five (5) days following written demand as Additional Rent, an amount equal to such increase in cost. In addition, Tenant shall pay to Landlord as Additional Rent the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Project to the extent that the same (i) exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices or (ii) cannot be placed in fifty-five (55) gallon drums.

         12.8. Anything in this Section 12 to the contrary notwithstanding, Landlord shall not be responsible if the normal operation of the Office Building air-cooling system shall fail to provide cooled air at reasonable temperatures, pressures or humidity or any reasonable volumes or velocities in any parts of the Premises or the Office Building by reason of (a) human occupying factors,
(b) any machinery or equipment which produces excess heat and/or (c) any rearrangement of partitioning or other improvements in the Premises. In the event Tenant requires additional air conditioning equipment, whether units, chillers, condensers, compressors, ducts, piping or other equipment, such additional air conditioning equipment will be installed and maintained by Landlord at Tenant's sole cost and expense, pursuant to a separate agreement to be entered into between Landlord and Tenant but only if, in Landlord's reasonable judgment, the same will not cause damage or injury to the Office Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants. Tenant shall reimburse Landlord, as Additional Rent, in such an amount as will compensate Landlord for the cost incurred by Landlord in operating such additional air conditioning equipment, including, but not limited to, electricity.

         12.9. Landlord, through the Lease Term, shall have free access to any and all mechanical installations of Tenant or of Landlord in the Premises, including but not limited to air-cooling, fan, ventilating, machine rooms and electrical closets.

         12.10. If the sprinkler system installed in the Office Building or any of its appliances shall be damaged or injured or not be in proper working order by reason of any act or omission of Tenant, Tenant's agents, contractors, employees, licensees or visitors, Landlord may restore the same to good working condition at Tenant's sole cost and expense.

13. LANDLORD'S INITIAL IMPROVEMENTS.

         13.1. Landlord shall complete or cause the completion of the initial buildout of the Premises and the Additional Space for Tenant as depicted or described on the floor plan and scope of work annexed hereto as Exhibit D and made a part hereof (the "Scope of Work") and as more fully described in this Section ("Landlord's Initial Improvements").

         13.2. Neither the recommendation or designation of an architect nor the approval of the Scope of Work by Landlord shall be deemed to create any liability on the part of Landlord with respect to the design, functionality or specifications set forth in the Scope of Work.

         13.3. Provided this Lease is in full force and effect and Tenant is not in default hereunder, Landlord shall pay the cost of Landlord's Initial Improvements made to the Premises and the Additional Space as depicted on the Scope of Work, as approved by Landlord or Landlord's Consultant, or in such change orders as are approved in writing by Landlord or Landlord's Consultant, to the extent and only to the extent the cost of such work shall not exceed Landlord's Contribution. Tenant shall be responsible for and pay all other costs.

         13.4. In the event the cost of Landlord's Initial Improvements exceeds Landlord's Contribution ("Tenant's Extra Cost"), Tenant shall be responsible for and pay for such extra cost in full on the date of the execution and delivery of this Lease by Tenant. Time shall be of the essence with respect to Tenant's obligations hereunder.

         13.5. Landlord shall not be responsible or liable for any delay in substantially completing Landlord's Initial Improvements as a result of any act, neglect, failure or omission of Tenant, its agents, servants, employees, contractors, or sub-contractors ("Tenant Delay"). Tenant Delay includes without limitation any of the following:

                  13.5.1. Tenant's request for materials, finishes or installations which are not readily available at the time Landlord is ready to install same; or

                  13.5.2. Tenant's request for changes in the Scope of Work ("Revisions"); or

                  13.5.3. the performance of work by a person, firm or corporation employed by Tenant and delays in the completion of the said work by said person, firm or corporation; or

                  13.5.4. Tenant's failure to pay timely for Tenant's Extra Cost or the cost of Revisions. If the anticipated date of substantial completion of Landlord's Initial Improvements ("Substantial Completion Date"), as more particularly described in Section 13.11, shall be delayed by reason of Tenant Delay, the Premises shall be deemed substantially completed for the purposes of the Commencement Date as of the date that the Premises would have been substantially completed but for any such Tenant Delay as determined by Landlord in its reasonable discretion.

         13.6 Tenant shall pay to Landlord a sum equal to any additional cost to Landlord in completing Landlord's Initial Improvements resulting from any Tenant Delay. Any such sums shall be paid to Landlord within ten (10) days after Landlord submits an invoice to Tenant therefor. Such costs shall be collectible in the same manner as Additional Rent whether or not the Lease Term shall have commenced, and if Tenant defaults in the payment of such cost, Landlord shall have no obligation to continue the performance of Landlord's Initial Improvements until Tenant shall have cured such default.

         13.7. Except as hereinafter provided, neither Tenant nor its agents, employees, invitees or independent contractors shall enter the Premises or the Additional Space during the performance of Landlord's Initial Improvements. Tenant shall have the right from time to time to inspect the Premises and the Additional Space during the course of Landlord's Initial Improvements provided Tenant shall make a prior appointment with Landlord and/or its contractor at a mutually convenient time.

         13.8. Upon the granting of consent by Landlord or Landlord's Consultant, which shall not be unreasonably withheld, Tenant or its agents or contractors may enter the Premises (but not the Additional Space) prior to the Commencement Date to install Tenant's equipment and/or perform such decorative or other tenant finishing work as it may desire provided that such work in no way interferes with the performance of Landlord's Initial Improvements and such entry shall be deemed under all the terms, covenants and conditions of this Lease, except the covenant to pay Base Rent. In the event Landlord, in its sole discretion, determines that the performance by Tenant or any of its agents of any such installation or Tenant finish work is impeding or impairing in any way the performance of Landlord's Initial Improvements, then, upon notice to Tenant, Tenant shall cease or cause the cessation of all such work until the receipt of notification from Landlord or Landlord's Consultant that Tenant may once again enter the Premises in order to perform such work. In the event Tenant or Tenant's agents or contractors shall enter upon the Premises, the Additional Space or any other part of the Office Building, as may be permitted by Landlord or Landlord's Consultant, Tenant shall indemnify and save Landlord harmless from and against any and all loss, liability, damage, cost and expense, including without limitation, reasonable attorneys' fees and disbursements, claimed or actually arising from, growing out of or related to (a) any act, neglect or failure to act of Tenant or anyone entering the Premises, the Additional Space or Office Building with Tenant's permission, (b) the performance of such installation or Tenant's finish work, or (c) any other reason whatsoever arising out of said entry upon the Premises, the Additional Space or Office Building. The provisions of this Subsection 13.8 shall survive the termination of this Lease.

         13.9. Tenant shall have the right to request Revisions. All Revisions shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld provided the Revisions are non-structural in nature. Landlord shall either approve or disapprove the Revisions within five (5) business days after submission thereof by Tenant. Without limiting the generality of the foregoing, no Revision will be approved unless (a) all changes to and modifications from the Scope of Work are circled or highlighted as per standard industry practices and (b) said Revisions conform with the Landlord's building standard requirements for construction. Landlord and Landlord's Consultant shall notify Tenant in writing of the cost of the Revisions, and any Tenant Delay that the performance of the same may entail. If Tenant agrees with the cost and delay of such Revisions, Tenant shall acknowledge Tenant's approval in writing within three (3) business days after Landlord's notice thereof to Tenant. If Tenant fails to approve of the cost of such Revisions within three (3) business days, Landlord or Landlord's Consultant shall not make such Revisions. The cost of any Revisions shall be borne solely by Tenant and shall be paid in full, together with Tenant's written approval of the cost and delay of such Revisions.

         13.10. Landlord shall, subject to Tenant Delays and any other cause beyond Landlord's reasonable control, use due diligence to complete Landlord's Initial Improvements as soon as may be reasonably practicable without additional expense to Landlord, such as overtime construction expense, but Landlord shall not be liable in any manner whatsoever for its failure to do so by any particular date.

         13.11. Landlord shall notify Tenant of the Substantial Completion Date of the Premises at least five (5) days prior thereto. The phrase "substantial completion" shall mean that, with the exception of punch-list items, Landlord's Initial Improvements shall have been completed in accordance with the Scope of Work and all mechanical systems serving or affecting the Premises shall then be in working order. Landlord and Tenant shall thereupon set a mutually convenient time for Tenant, Tenant's architect, and Landlord or Landlord's Consultant to inspect the Premises, at which time Tenant's architect shall prepare and submit to Landlord a punch list of items to be completed. Upon completion of the inspection, Tenant's Construction Agent shall acknowledge in writing that substantial completion has occurred, subject to any punch list items to be completed. Landlord shall diligently complete the approved work on the punch list items. In the event Tenant shall fail to confer with Landlord with respect to the substantial completion of Landlord's Initial Improvements within five (5) days of Landlord's notice setting forth the Substantial Completion Date, (a) Landlord's Initial Improvements shall be deemed completed and satisfactory in all respects, and (b) the Commencement Date shall be deemed to have occurred on the date set forth in Landlord's notice as the Substantial Completion Date.

         13.12. In the event of any dispute as to when and whether the work performed or required to be performed by Landlord has been substantially completed, the certificate of an A.I.A. registered architect or a temporary or final certificate of occupancy or completion (as may be applicable) issued by the local governmental authority shall be conclusive evidence of such completion, effective on the date of the issuance of such certificate to Tenant.


14. NO REPRESENTATIONS BY LANDLORD: Tenant acknowledges that no representation as to the condition of the Premises, Office Building or Project, or as to any manner related to this Lease, have been made by Landlord, unless such are expressly set forth in this Lease.


15. ACCEPTANCE OF PREMISES: Tenant accepts the Premises in its present "as is" condition as of the date hereof subject only to the completion of Landlord's Initial Improvements and Tenant acknowledges that the Premises are suited for the Permitted Use. The taking of possession of the Premises for Tenant's use shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the Premises and the Office Building were in good and satisfactory condition and that Landlord's Initial Improvements were satisfactorily completed.


16. REPAIRS:

         16.1. Tenant shall, at Tenant's own expense, keep the Premises in good condition and repair during the Lease Term, except only for reasonable wear and tear and damage by fire or other casualty not caused by Tenant's negligence. Tenant shall, at Tenant's expense but under the direction of Landlord, promptly repair, and make replacements where necessary, any injury or damage to the Office Building and the Project, including but not limited to, any and all broken glass, caused by Tenant, Tenant's employees, agents, contractors, and licensees. Landlord is not and shall not be required to make any improvements to or repairs of any kind or character on the Premises or the Office Building during the Lease Term, provided, however, Landlord shall perform such repairs as are necessary for normal maintenance of the Office Building's structure, roof, exterior windows, plumbing and air conditioning, electrical and mechanical systems, including any such Office Building system located in, servicing or passing through the Premises (except if any such repairs are necessitated as a result of the negligence or misconduct of Tenant or its agents, employees, contractors or invitees).

         16.2. Tenant shall give Landlord prompt notice of any and all accidents to or defects in any plumbing, electrical, air-cooling or heating system located in, servicing or passing through the Premises, or in any part or appurtenance of the Premises. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Office Building, or the Premises, or in or to fixtures, appurtenances, or equipment thereof.

         16.3. If the Premises are or become infested with vermin due to Tenant's acts or omissions, Landlord, at Tenant's expense, shall cause the same to be exterminated from time to time to the satisfaction of Landlord.

         16.4. If Tenant fails after ten (10) days' notice to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible by Landlord as Additional Rent within five (5) days after rendition of a bill or statement therefor.

17. ALTERATIONS:

         17.1. Tenant shall make no alterations, additions, or improvements to the Premises ("Alterations") without the written consent of Landlord. Landlord agrees not to withhold unreasonably its consent to any Alterations which are nonstructural and which do not affect the Office Building's mechanical systems or services, proposed to be made by Tenant to adapt the Premises for the Permitted Use, provided that (i) Tenant furnishes acceptable payment and performance bonds, (ii) the plans and specifications showing such Alterations are prepared by an engineer or architect reasonably approved by Landlord, (iii) such Alterations are performed only by contractors or mechanics reasonably approved by Landlord, (iv) such Alterations do not affect any part of the Office Building other than the Premises, (v) such Alterations do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Office Building, and (vi) such Alterations do not reduce the value or utility of the Office Building and are not visible from the exterior of the Premises or the Common Areas. All Alterations shall be done at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the conditions for Alterations prescribed by Landlord for the Premises. Tenant shall be required to obtain all appropriate governmental permits and approvals at Tenant's expense prior to the beginning of any such work in the Premises. All work by Tenant shall be performed in a good and workmanlike manner, in compliance with all applicable law, and the General Conditions for Buildout attached as Exhibit "E".

         17.2. Prior to making any Alterations, Tenant, (i) shall submit to Landlord or any person Landlord designates to act for it for the purposes described in this Section 17 ("Landlord's Consultant") detailed plans and specifications (including layout, architectural, mechanical and structural drawings stamped by a professional engineer or architect licensed in the State of Florida and reasonably approved by Landlord) for each proposed Alteration and shall not commence any such Alterations without first obtaining Landlord's approval of such plans and specifications, (ii) shall pay to Landlord all costs and expenses incurred by Landlord (including the cost of Landlord's Consultant) in connection with Landlord's review of Tenant's plans and specifications, (iii) shall, at Tenant's expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iv) shall furnish to Landlord duplicate original policies of worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alterations) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents as additional insureds. Upon completion of such Alterations, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alterations required by any governmental or quasi-governmental bodies and shall furnish Landlord with copies thereof. All Alterations shall be made and performed in accordance with the Rules and Regulations and in accordance with the Americans with Disabilities Act of 1990, including but not limited to the accessibility provisions thereof; all materials and equipment to be incorporated in the Premises as a result of all Alterations shall be new and first quality; and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement.

         17.3. All contractors and technicians performing work for Tenant within the Premises, Office Building or Project shall be referred to Landlord for approval before performing such work. This provision shall apply to all work including, but not limited to, installation of telephones, telegraph and telex equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any physical feature of the Office Building, the Premises or the Project. None of this work shall be done by Tenant without Landlord's prior written approval, which shall not be unreasonably withheld.

         17.4. Tenant shall not, at any time prior to or during the Lease Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if, in Landlord's sole discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Office Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Office Building and the Project immediately.

         17.5. All Alterations made to or installed on the Premises by Tenant or by Landlord for Tenant's benefit (including, but not limited to, floor covering, wall covering, wall and ceiling lighting fixtures, carpets, drapes and drapery hardware) shall, at Landlord's option, be deemed to be the property of Landlord upon the Expiration Date or earlier termination of this Lease. No later than the expiration of the Lease Term, Tenant shall, if Landlord so requests, remove all of Tenant's personal property and Alterations and Tenant shall repair all injury done by or in connection with the installation or removal of said property and surrender the Premises (together with all keys to the Premises) in as good a condition as they were at the beginning of the Lease Term, reasonable wear and tear excepted, and Tenant shall restore the Premises to the condition existing as of the date hereof (including finishes), unless Landlord expressly agrees to the contrary. All property of Tenant, whether part of Alterations or otherwise, remaining on the Premises after the expiration of the Lease Term shall be deemed conclusively abandoned and may, at the election of Landlord, either be retained as Landlord's property or be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, for the repair of damage caused by such removal and for restoring the Premises as required hereunder, subject, however, to Landlord's right to require Tenant to remove any Alterations pursuant to this Section 17.

         17.6. Landlord shall have the right and privilege to make and build additions to the Office Building, and make such alterations and repairs to the Office Building or to participate in or consent to any additions, alterations or improvements on or to the Project, as it may deem wise and advisable without any liability to Tenant arising from, growing out of or related to such additions, alterations and repairs.

18. CONSTRUCTION LIENS:

         18.1. Tenant shall pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and shall indemnify Landlord against all expenses, costs and charges, including bond premiums for release of liens and attorneys' fees, disbursements and costs reasonably incurred, at the trial or appellate level, in and about the defense of any suit in discharging the Premises or the Office Building or any part of them from any liens, judgments, or encumbrances caused or suffered by Tenant or in any other way arising from, growing out of or related to any Alterations made by or on behalf of Tenant to the Premises except if paid directly by Landlord, and for payment of which Landlord is solely responsible. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the lien within five (5) days after the date Tenant first becomes aware of the same. The provisions of this Subsection 18.1 shall survive the termination of this Lease.

         18.2. Tenant shall not have any authority to create any liens for labor or material on Landlord's or other third party's interest in the Premises or the Office Building or the Project and all persons contracting with Tenant for the destruction or removal of any facilities or other improvements on or about the Premises, and all materialmen, contractors, subcontractors, mechanics, and laborers are hereby charged with notice that they must look only to Tenant and to Tenant's interests in the Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant. Tenant shall, prior to any construction, provide such assurances to Landlord (including but not limited to waivers of lien, surety company payment and performance bonds and personal guarantees) as Landlord shall require to protect Landlord against any loss from any mechanics', laborers' or materialmen's liens, or other liens and, further, shall comply with Florida Statutes, Section 713.10, as amended from time to time, by notifying all of its contractors that the interest of Landlord shall not be subject to liens for improvements made by Tenant and shall provide proof of such notices to Landlord in form satisfactory to Landlord.


19. INDEMNIFICATION:

         19.1. In consideration of the Premises being leased to Tenant for the above-described rent, Tenant covenants and agrees that (a) Tenant, at all times, does and shall indemnify, defend and hold harmless Landlord from all losses, claims, damages, injuries, liabilities, litigation and other expenses, and attorneys' fees, disbursements and costs, including those for appellate matters, which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, for any injuries or damages to the person or property of any persons, firms or corporations, consequent upon, arising from, growing out of or related to (i) the use or occupancy of the Premises by Tenant, (ii) any acts, omissions, neglect or fault of Tenant, its agents, contractors, employees, licensees, visitors, customers, patrons or invitees, (iii) Tenant's failure to comply with any laws, statutes, ordinances, codes or regulations as provided in this Lease or (iv) any default by Tenant in the observance or performance of any obligation set forth in this Lease to be observed or performed by Tenant; and
(b) Landlord shall not be liable to

Tenant for any damages, losses or injuries to the persons or property of Tenant which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results directly from the gross negligence or willful malfeasance of Landlord, its agents, servants or employees acting in the scope of their agency or employment.

         19.2. In case Landlord shall be made a party to any litigation commenced against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees, disbursements and costs incurred or paid by Landlord in connection with such litigation and any appeal thereof.

         19.3. Tenant agrees that all personal property brought into the Premises, the Office Building or the Project by Tenant, its employees, servants, agents, and licensees shall be at the sole risk of Tenant, such employees, servants, agents and licensees. Landlord shall not be liable for theft of any such property or of any money deposited in the Premises, the Office Building or the Project, or for any damages to such property; such theft or damage shall be the sole responsibility of Tenant, except when such theft or damage results directly from the gross negligence or willful malfeasance of Landlord, or its agents, servants or employees acting in the scope of their agency or employment. Tenant shall not rely on Landlord nor hold Landlord responsible for provision of security or maintenance of insurance of any kind. The provisions of this Section 19 shall survive the termination of this Lease.


20. INSURANCE:

         20.1. Tenant shall not do or permit to be done any act or thing upon the Premises or elsewhere in the Office Building which will invalidate or be in conflict with any insurance policies covering the Office Building and the fixtures and property therein. Tenant at its own expense shall comply with all rules, orders, regulations, or requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction. If Landlord's insurance premiums exceed the standard premium rates because the nature of Tenant's operations on the Premises, then Tenant shall, upon receipt of appropriate invoices from Landlord, reimburse Landlord for such increase in premiums as Additional Rent.

         20.2. At all times during the Lease Term, Tenant shall keep all Alterations, construction and other improvements furnished and installed in the Premises, whether existing in the Premises on the date hereof or hereinafter installed in the Premises by Landlord or Tenant, and all of the furniture, fixtures, equipment and all other personal property and inventory of Tenant located therein, and any other property in the care, custody and/or control of Tenant (fixed or otherwise), including, but not limited to, all items on which Landlord has a lien under the terms of this Lease, by statute, in law or in equity, insured against loss or damage by fire or other casualty on an "all risk" form, in an amount equal to not less than one hundred percent (100%) of the full replacement value of such items, written by one or more responsible insurance companies acceptable to Landlord and licensed to do business in the State of Florida, naming

Tenant as the insured, and Landlord as loss payee, as its interest may appear. Each such policy shall contain a replacement cost endorsement and shall be non-cancelable for any cause without first giving Landlord thirty (30) days' prior written notice.

         20.3. At all times during the Lease Term, Tenant shall maintain in force a policy or policies of commercial general liability insurance, including, without limitation, insurance covering Tenant's contractual obligations under
Section 21.2(i), written by one or more responsible insurance companies rated Best A+ or better and naming a financial rating of at least "13", acceptable to Landlord and licensed to do business in the State of Florida, in form acceptable to Landlord, insuring Tenant and naming Landlord and Landlord's managing agent as additional insureds and naming Landlord as the certificate holder, against loss of life, bodily injury, personal injury and/or property damage with respect to the Premises and the business operated by Tenant in the Premises, in which the limit of general liability shall be not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit bodily injury and property damage liability on an occurrence basis with no policy aggregate or a general aggregate that applies separately to the leased premises herein, or such amount as Landlord may require from time to time in its reasonable discretion. Tenant shall also maintain during the Term a policy of worker's compensation insurance providing statutory benefits for Tenant's employees and employer's liability. Each such policy shall be non-cancelable for any cause without first giving Landlord thirty (30) days' prior written notice. Tenant's maintaining insurance as required under the Lease shall not diminish Tenant's liability under this Lease.

         20.4. A copy of the insurance policies required in this Section 20 or an acceptable certificate of such insurance shall be delivered to Landlord on or before the Commencement Date. Any such certificate of insurance shall include the named insured, additional insured, carrier, policy number, limits of liability, effective date, the name of the insurance agent and its telephone number. Evidence of renewal of such policies shall be delivered to Landlord no later than thirty (30) days before the expiration of each policy. If such evidence is not so delivered to Landlord, Landlord may, but shall not be obligated to, obtain all or a portion of such insurance, all costs of which shall be paid by Tenant to Landlord as Additional Rent promptly upon Landlord's giving notice to Tenant of such costs.

         20.5. The parties hereto shall procure an appropriate clause in, or endorsement on, any "all-risk" property insurance covering the Premises and the Office Building, including the Alterations, construction and other improvements installed therein, as well as the furniture, fixtures, equipment and other personal property and inventory located therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such "all-risk" property insurance policies to the extent that such loss or damage is actually recoverable under such policies, exclusive of any deductibles. Such waiver will not apply should any loss or damage result from one of the parties' gross negligence or willful misconduct. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party shall pay the same. It is expressly understood and agreed that Landlord will not carry insurance on the Alterations, construction and other improvements presently existing or hereinafter installed within the Premises or on Tenant's fixtures, furnishings, equipment, personal property or inventory located in the Premises or insurance against interruption of Tenant's business.


21. DAMAGE OR DESTRUCTION:

         21.1. If the Premises or any part of the Office Building shall be damaged by fire or other casualty, and if such damage does not render twenty-five percent (25%) or more of the Premises untenantable, then Landlord shall proceed to repair and restore the Premises to its condition preceding the damage, subject to provisions of this Section 21. If the Premises is damaged by fire or other casualty and twenty-five percent (25%) or more of the Premises is rendered untenantable or if the Office Building shall be damaged by fire or other casualty such that, in Landlord's opinion, substantial alteration or construction of the Office Building shall be required, then Landlord shall, within ninety (90) days from the date of such casualty and in good faith, estimate the length of time required substantially to complete the repairs and restoration of the damage and notify Tenant of such estimate. If the estimate is for more than one hundred eighty (180) days from date of casualty, then Landlord may terminate this Lease. If the estimate is for more than two hundred seventy
(270) days, and Tenant cannot make substantial use of the majority of the balance of the Premises after such fire or other casualty, then either Landlord or Tenant may terminate this Lease. In either event, the termination shall be effective as of the later of the date of the notice of termination or the date Tenant vacates the Premises and removes all of its property therefrom. Landlord may give its notice of termination simultaneously with its estimate; Tenant shall give its notice of termination within twenty (20) days of its receipt of Landlord's estimate.

         21.2. If this Lease is not terminated as provided in Subsection 21.1, Landlord shall proceed with reasonable diligence to repair and restore the Office Building and/or the Premises to their condition preceding the damage (or, if Landlord elects, as of the Commencement Date), subject to the provisions of this Section 21, to reasonable delays for insurance adjustments, to receipt of insurance proceeds, to Force Majeure, and to then-applicable building and zoning laws, codes and regulations. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, if such repairs and restoration are not in fact completed within Landlord's estimated time period, so long as Landlord shall have proceeded with reasonable due diligence. Notwithstanding anything to the contrary in this Lease, (a) if any damage shall occur during the last two (2) Lease Years, Landlord shall have the option to terminate this Lease by written notice to Tenant and in such event this Lease shall terminate on the later of the date of the notice of termination or the date Tenant vacates the Premises and removes all of its property therefrom and
(b) Landlord shall not be obligated to repair or restore the Premises or the Office Building if a holder of a mortgage or underlying leasehold applies proceeds of insurance to the loan or lease payment balance, and the remaining proceeds, if any, available to Landlord are insufficient to pay for such repair or restoration. Wherever in this

Section 21 reference is made to restoration of the Premises, (i) Tenant's obligation shall be as to all property within the Premises, including Tenant's furniture, fixtures, equipment and other personal property and inventory and any and all Alterations, construction and other improvements presently existing or hereinafter made to the Premises including Landlord's Initial Improvements and
(ii) Landlord's obligation, if any, shall be as to the shell, which constitutes the structure of the Office Building, and the building-wide mechanical, electrical, plumbing, air conditioning and other building systems up to the point of connection into the Premises. Accordingly, it is expressly understood and agreed by Tenant that Landlord shall not have any obligation to repair, restore or replace any furniture, fixtures, equipment or other personal property and inventory of Tenant, or any Alterations, construction or other improvements presently existing or hereinafter made by on behalf of Tenant within the Premises, including Landlord's Initial Improvements, all of which shall be restored and replaced at Tenant's sole cost and expense.

         21.3. During any time that the Premises is materially damaged due to causes set forth in this Section 21, and as a result thereof Tenant is unable to occupy or use the damaged portion of the Premises in its normal course of business, the Base Rent and Additional Rent shall be abated in an amount bearing the same ratio to the total of such rent for such period as the unusable portion of the Premises bears to the entire Premises. Full Base Rent and Additional Rent shall recommence upon substantial completion of Landlord's restoration obligations under this Section 21. If Lease is terminated as set forth in this
Section 21, all Base Rent and Additional Rent under this Lease shall be equitably adjusted, and all payments of Base Rent and Additional Rent made in advance by Tenant shall be refunded to Tenant.

         21.4. Landlord's obligation to repair or rebuild, and Tenant's right to rent abatement, as described in this Section 21, are only effective provided the damage or destruction is not due to the intentional or negligent act or omission of Tenant, its agents, employees, licensees, or invitees. During any period of Tenant's repair and restoration following substantial completion of Landlord's repair and restoration work, Base Rent and Additional Rent shall be payable as if said fire or other casualty had not occurred.


22. EMINENT DOMAIN:

         22.1. If any part of the Premises, the Office Building or the Project, other than a part not interfering with maintenance, operation or use of the Premises or the Office Building, is taken by condemnation or eminent domain (including purchase in lieu of condemnation) during the Lease Term, Landlord may elect, by giving notice to Tenant within ninety (90) days of the date of such taking, to terminate this Lease or to continue it in effect.

         22.2. If fifty (50%) percent or more of the Premises is taken by condemnation or eminent domain (including purchase in lieu of condemnation) which renders the entire Premises unusable for its intended use, or if only part of the Office Building or the Project is taken by condemnation or eminent domain (including purchase in lieu of condemnation) during the Lease

Term, such that the maintenance, operation or use of the Premises is materially adversely affected thereby for the balance of the Lease Term or access to the Office Building is permanently obstructed, Tenant may elect, by giving notice to Landlord within thirty (30) days of Tenant's receiving notice of such taking from either Landlord or the taking authority, to terminate this Lease. If all of the Premises is taken by condemnation or eminent domain, this Lease shall terminate on the date of taking.

         22.3. If there is a taking as described in this Section 22 which does not result in the Lease being terminated, but which renders a portion of the Premises permanently unusable for its intended use, the Base Rent and Additional Rent shall be reduced in the proportion of the area of the Premises rendered unusable bears to the entire Premises. If this Lease is not terminated pursuant to this Section 22, Landlord shall proceed with reasonable diligence to repair and restore those portions of the Premises, the Office Building and the Project that Landlord is required to maintain and repair under the Lease, to their condition preceding such taking, subject to the provisions of this Section 22, Force Majeure and to the then-applicable building and zoning laws, codes and regulations and Tenant shall repair and restore those portions of the Premises that Tenant is required to maintain and repair under this Lease. Notwithstanding the foregoing, Landlord shall not be obligated to repair or restore the Premises, the Office Building or the Project if a holder of a mortgage or underlying leasehold applies the sums awarded for the taking to the loan or lease payment balance, and the remaining award, if any, available to Landlord is insufficient to pay for such repair or restoration. If this Lease should terminate under any provisions of this Section 22, Base Rent and Additional Rent shall be payable up to the date of termination and all payments of Base Rent or Additional Rent made in advance by Tenant shall be refunded to Tenant.

         22.4. All sums awarded (or agreed upon between Landlord and the condemning authority) for the taking of the interest of Landlord or Tenant or both of them, whether as damages or as compensation, and whether for partial or total condemnation, will be the property of Landlord and Tenant hereby assigns to Landlord, Tenant's claim for the value of its leasehold interest. Tenant may, however, pursue any claim of business damages or cost of relocation against the condemning authority, so long as such claim will not diminish Landlord's award.


23. PARKING: Landlord shall make arrangements for Tenant to be provided with covered parking spaces in the Parking Garage at a ratio of one (1) parking space for each 1,000 rentable square feet leased by Tenant from time to time under this Lease. In addition, Landlord agrees to assist Tenant in obtaining additional parking spaces in the Parking Garage from the DOSP (as hereinafter defined) so that Tenant shall have a total of sixteen (16) parking spaces available for Tenant's use so long as Tenant continues to lease a minimum of 8,196 rentable square feet in the Office Building; provided, however, Landlord shall have no liability to Tenant hereunder if the DOSP fails to make such additional parking spaces available for Tenant's use. Tenant shall pay the Parking Garage operator rent for each such space at the designated rate, as such rate may be adjusted from time to time. As of the date hereof, the Parking Garage is operated by the Department of Offstreet Parking of the City of Miami (the "DOSP"), and Tenant agrees to make such payments to the DOSP directly and to deal with the DOSP directly on all matters relating to the Parking Garage. Landlord shall not be liable for any loss or damage of any nature whatsoever, including, but not limited to, personal injury or damage to, or theft of, automobiles or other vehicles or the contents thereof, while in or about the Parking Garage, or resulting from the operation thereof, nor shall Landlord be liable in the event such parking spaces are no longer available for Tenant's use. If, at any time during the Lease Term, Tenant shall notify Landlord or the DOSP (or its successor) that it requires fewer than the number of parking spaces allocated to Tenant as hereinabove provided, Tenant shall be conclusively deemed to have forfeited its rights to the unused parking spaces and thereafter Landlord shall not be obligated to increase the number of spaces to the original number so allocated.


24. ESTOPPEL STATEMENT: Tenant shall from time to time, upon not less than ten
(10) days' prior request by Landlord, a purchaser of Landlord's interest or any mortgagee, deliver to Landlord or a party designated by Landlord or any mortgagee, as the case may be a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the Base Rent, Additional Rent and other charges have been paid; (c) that Landlord is not in default under any provisions of this Lease (or, if in default, the nature of the default in detail); (d) the Commencement and Expiration Dates of this Lease and the annual Base Rent and current Additional Rent required to be paid by Tenant under this Lease; (e) that Tenant accepts the Premises as being delivered in accordance with the terms of this Lease, or if there are outstanding items or Landlord obligations, Tenant will so enumerate those items or obligations in said estoppel; and (f) any other accurate statements or certifications regarding the status of this Lease reasonably required by Landlord or its mortgagee or prospective mortgagee or other lender or purchaser.


25. SUBORDINATION OF LEASE:

         25.1. This Lease is and shall be subject and subordinate to any mortgage or lease now or hereafter encumbering or relating to the Office Building or the Project, and to any amendment, modification, renewal or extension of any such mortgage or lease. This provision shall be self-operative without the execution of any further instruments. Notwithstanding the foregoing, however, Tenant shall, within ten (10) days of request (oral or written) by Landlord, execute any instruments which Landlord may deem desirable to evidence the subordination of this Lease to any and all such mortgages and leases. If any underlying lease or mortgage is terminated or foreclosed or if Landlord's interest is transferred due to any matter related to such lease or mortgage, this Lease shall not be terminable by Tenant by reason of such termination or foreclosure or transfer.

         25.2. In the event of any act or omission by Landlord, if any, which would or may give Tenant the right to diminish, abate or suspend rent or terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until:

                  25.2.1. Tenant has given written notice of any such act or omission to the holder of any leasehold mortgage or of any fee mortgage and to any over landlord whose names and addresses have been furnished to Tenant by notice in the manner described in Section 35; and

                  25.2.2. A reasonable period of time for remedying such act or omission shall have elapsed following receipt of such notice during which the parties to whom such notice has been given, or any of them, after the receipt of such notice, has not commenced with reasonable diligence to remedy such act or omission or to cause the same to be remedied.

         25.3. If, in connection with obtaining temporary or permanent financing for the Project or the Office Building or both or any part of them or of any ground or underlying lease, any such lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant agrees that Tenant will not unreasonably withhold, delay or defer the execution of an agreement of modification of this Lease, provided such modifications do not increase the financial obligations of Tenant under this Lease or materially adversely affect Tenant's leasehold interest or Tenant's reasonable use and enjoyment of the Premises.

         25.4. Notwithstanding and in addition to all other provisions of this Lease, Landlord and Tenant acknowledge that the Project, the Office Building and the Premises are subject to the terms of the Miami Lease. Tenant agrees not to do anything or fail to do anything which would be a violation of or breach the Miami Lease. If at any time Landlord's obligations as lessee under the Miami Lease require Landlord to modify any of its obligations under or any of the terms of this Lease, then this Lease shall automatically be modified accordingly. Landlord shall provide Tenant with a copy of the Miami Lease for review at Landlord's office during regular business hours.

26. ATTORNMENT:

         26.1. If the lessor of a superior lease or the holder of a superior mortgage (or any nominee thereof) shall be the transferee of the rights of Landlord under this Lease, or if the interests of Landlord under this Lease shall be transferred to any person or entity in any way either voluntarily or by reason of foreclosure or other proceedings for enforcement of any mortgage or lease encumbering all or part of the Project, the Office Building or the Premises, Tenant shall be bound to such transferee ("Purchaser") for the balance of the Lease Term, and any extensions or renewals of this Lease which may be effected in accordance with the terms and provisions of this Lease with the same force and effect as if Purchaser were the landlord under this Lease; Tenant agrees to attorn to Purchaser, including the mortgagee under any such mortgage and the lessor under any such lease if it be Purchaser, as its landlord, said attornment to be effective and self-operative without the execution of any further instruments upon Purchaser succeeding to the interest of Landlord under this Lease. Notwithstanding the provisions of the foregoing sentence, Tenant shall, within ten (10) days of request of Landlord or the holder of any such lease or mortgage, execute and deliver any instrument that such successor landlord may request to evidence such attornment. Tenant specifically agrees that upon a termination of the Miami Lease and upon request of the lessor under that Lease (the "City"), Tenant shall attorn to the City and shall execute and deliver such instrument as the City may require to confirm such attornment. Tenant's agreement to attorn to the City is given in this Lease for the benefit of, and shall be deemed an agreement with, the City, provided the City executes an instrument, which may be the Miami Lease, in which the City agrees that, in the event of a termination of the Miami Lease, the possession of Tenant and the enjoyment of all rights and privileges by Tenant under this Lease shall not be disturbed so long as Tenant agrees to attorn to the City.

         26.2. In the event of any transfer of Landlord's interests, Landlord shall be released and relieved from all liability and responsibility thereafter accruing to Tenant under this Lease or otherwise and the Purchaser shall be liable and responsible to Tenant in respect to all obligations of Landlord under this Lease accruing from and after the date of such transfer.

         26.3. The rights given to the Purchaser as successor landlord include any successor landlords who derive title through a superior mortgagee's foreclosure sale or deed in lieu of foreclosure. Upon attornment by Tenant to such successor landlord, this Lease shall continue in full force and effect as if it were a direct lease, for the balance of the Lease Term (including option or extension terms, if any), between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the successor landlord, directly or indirectly through foreclosure of a superior mortgage or a deed in lieu thereof, shall not:

                  26.3.1. have any liability for refusal or failure to perform or complete any Alterations, construction, or other improvements to the Premises or other portions of the Office Building;

                  26.3.2. be obligated to repair, restore, replace, or rebuild the Office Building or the Premises, in case of total or substantially total damage or destruction, beyond such repair, restoration, and/or rebuilding as can reasonably be accomplished with the net proceeds of insurance actually received by, or made available to, the successor landlord;

                  26.3.3. be liable for any previous act or omission of Landlord under this Lease; or

                  26.3.4. be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor shall have succeeded to the rights of Landlord under this Lease.

27. ASSIGNMENT AND SUBLETTING:

         27.1. Tenant shall not make or permit an assignment, pledging, mortgaging, encumbrance, subletting or use (whether for desk space, mailing privileges or otherwise) by parties other than Tenant, of all or a portion of the Premises or of Tenant's interest in this Lease (a "Transfer"), without the prior written consent of Landlord in each instance. Landlord may unreasonably withhold its consent if Landlord exercises its rights under Subsection 27.3 or if the Transfer would create a mortgage or other lien on either the Premises or Tenant's interest in this Lease. However, Landlord's consent to an assignment or sublease or occupancy of a portion of the Premises by a third party shall not be unreasonably withheld, provided that the requirements of Subsection 27.4 and other subsections of this Section 27 are met. Any Transfer in contravention of the provisions of this Section 27 shall be void.

         27.2. If Tenant desires to Transfer this Lease or all or part of the Premises, Tenant shall give notice thereof to Landlord, accompanied by (a) a letter signed by the proposed assignee or sublessee setting forth all of the material business terms of the proposed assignment or sublease, the effective or commencement date of which shall be not more than one hundred and eighty (180) days after the giving of such notice; (b) a statement setting forth in reasonable detail the identity of the proposed assignee, subtenant, or an occupant or user of the Premises other than Tenant (whether of desk space, mailing privileges, or otherwise) or other transferee (a "Transferee"), the nature of its business and its proposed use of the Premises and (c) current financial information regarding the Transferee.

         27.3. The notice pursuant to Subsection 27.2 shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (a) sublease the proposed transfer space from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease or occupancy), or (b) take an assignment of or terminate this Lease if the proposed transaction is an assignment of this Lease or a subletting of all or substantially all of the Premises for the balance of the Lease Term. Said options may be exercised by Landlord by notice to Tenant at any time within ten
(10) business days after the aforesaid notice has been given by Tenant to Landlord; during such ten (10) day period Tenant shall not assign this Lease nor sublet such space to any person. If Landlord exercises its option to take an assignment of or terminate this Lease in the case where Tenant desires to either assign this Lease or sublet all or substantially all of the Premises for the balance of the Lease Term, then this Lease shall end and expire, on the date contemplated in the proposed assignment or sublease and the Base Rent and Additional Rent shall be paid and apportioned to such date. If Landlord fails to exercise either of the options provided for in this Subsection 27.3 within such ten (10) business day period, Landlord agrees to respond to Tenant's request for consent of the proposed Transfer within such ten (10) business day period, but in no event earlier than ten (10) business days after receipt by Landlord of all of the documents required under Subsection 27.2 of this Lease.

                  27.3.1. If Landlord exercises its option to sublease the transfer space or take an assignment of, or terminate this Lease, Landlord shall be free to, and shall have no liability to Tenant if Landlord should, lease or sublease the Premises (or any part thereof) to Tenant's prospective Transferee. If Landlord exercises its option to sublet the transfer space, such sublease to Landlord or its designee (as subtenant) shall be for the same term as that of the proposed subletting and for the rentals set forth in the proposed sublease (but in no event at a rental rate per rentable square foot greater than the Base Rent and Additional Rent then payable pursuant to this Lease) and such sublease:

                           (a) shall be expressly subject to all of the
covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section 27;

                           (b) shall be upon the same terms and conditions as
those contained in the proposed sublease (including the term thereof), except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section 27;

                           (c) shall give the sublessee the unqualified and
unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations and improvements in the space covered by such sublease; and

                           (d) shall also provide that (i) the parties to such
sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, and (iv) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition. If Landlord exercises its option to sublet the transfer space, (x) Tenant shall be fully released from any and all obligations under this Lease with respect to the transfer space during the term of the sublease; provided, however, that, if the rent payable under the sublease is less than the Base Rent and Additional Rent due under this Lease for the transfer space, Tenant shall be responsible for such shortfall and (y) Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the transfer space during the period of time it is so sublet to Landlord. If Landlord exercises its option to sublet the proposed transfer space, and the construction of demising walls or other alterations are required to physically separate the subleased space from the balance of the Premises, Tenant shall make such Alterations at Tenant's expense. Otherwise, Landlord may make such alterations as may be required or deemed necessary by Landlord to physically separate the transfer space from the balance of the Premises and to comply with any legal or insurance requirements relating to such separation, at Tenant's expense.

                  27.3.2. Performance by Landlord, or its designee, under a sublease shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the subtenant under the sublease. Tenant shall have no obligation, at the Expiration Date or earlier termination of the Lease Term, to remove any alteration, installation or improvement made in the space subleased by Landlord (or its designee).

         27.4. In the event Landlord does not exercise either option provided to it pursuant to Subsection 27.3 and providing that this Lease is in full force and effect and that Tenant is not in default of any of Tenant's obligations under this Lease (after notice and the expiration of any applicable grace period) as of the time of Landlord's consent, and as of the effective date of the proposed assignment or commencement date of the proposed sublease, Landlord's consent (which must be in writing) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that:

                  27.4.1. Tenant shall have complied with the provisions of Subsection 27.2 and Landlord shall not have exercised any of its options under said Subsection 27.3;

                  27.4.2. In Landlord's reasonable judgment, the proposed assignee or subtenant or occupant is engaged in a business or activity, which
(a) is in keeping with the then standards of the Office Building, (b) is limited to the use of the Premises for the Permitted Use, (c) will not violate any negative covenant as to use contained in any other lease of office space in the Office Building, and (d) will be for purposes related directly or indirectly to international banking, law, finance, insurance, transportation, communications, technology, trade, tourism, import or export business or other business activity so as to not disqualify Landlord from benefits Landlord may then be receiving under the Miami Lease for rental for use for "Trade Purposes" (as defined in the Miami Lease);

                  27.4.3. The proposed assignee or subtenant or occupant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with current financial information, including without limitation, its most recent financial report.

                  27.4.4. The form of the proposed sublease or instrument of assignment or occupancy shall be reasonably satisfactory to Landlord, and shall comply with the applicable provisions of this Section 27;

                  27.4.5. There shall not be more than a total of three (3) occupants (including Tenant, subtenants, assignees or other persons or entities using space under Tenant) of the Premises;

                  27.4.6. The proposed subtenant or assignee or occupant shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of the State of Florida;

                  27.4.7 Neither (a) the proposed assignee or sublessee nor (b) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee, is then in occupancy of any part of the Office Building;

                  27.4.8 The proposed assignee or sublessee is not a person with whom Landlord has been or is then negotiating to lease space in the Office Building;

                  27.4.9 The amount of the aggregate rent to be paid by any proposed subtenant(s) of the Premises shall not be less than the then current Market Rent (as hereinafter defined) per rentable square foot for the Premises as though the Premises were vacant, and the rental and other terms and conditions of any such sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to this Article 27. For the purposes of this Subsection 27.4.9, the "Market Rent" shall be deemed to mean the then current and projected rents for spaces in the Office Building which are then for rent (or, if none, those rented during the prior twelve (12) months) or projected to be for rent during the applicable sublease term adjusted for any special conditions applicable to such spaces and leases and for location, length of term, amount of space and other factors Landlord deems relevant in computing rent for spaces in the Office Building, including adjustments for anticipated inflation, fluctuations in market rents and price conditions; and

                  27.4.10 The proposed occupancy shall not increase the office cleaning or other requirements or impose an extra burden upon services to be supplied by Landlord to Tenant.

         27.5. Within five (5) days after receipt of a bill therefor, Tenant shall reimburse Landlord for the reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, an administrative fee, and attorneys' fees and costs incurred in connection with the granting of any requested consent.

         27.6. In the event of a Transfer of this Lease, Landlord may collect rent from the Transferee and apply the net amount collected to the Base Rent or Additional Rent reserved in this Lease, but no Transfer or collection shall be deemed a waiver of the provisions of this Lease, the acceptance of the Transferee as tenant, or a release of Tenant from the further performance by Tenant of covenants and obligations on the part of Tenant contained in this Lease. The consent by Landlord to a Transfer shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further Transfer. In no event shall any permitted Transferee transfer its interest, without Landlord's prior written consent in each instance.

         27.7. If Landlord shall either agree or decline to give its consent to any proposed Transfer, or if Landlord shall exercise either of its options under Subsection 27.3, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable attorneys' fees) resulting from any claims that may be made against Landlord by the proposed Transferee or by any brokers or other persons claiming compensation in connection with the proposed Transfer.

         27.8. In the event that (a) Landlord fails to exercise either of its options under Subsection 27.3 and consents to a proposed Transfer, and (b) Tenant fails to execute and deliver the Transfer instrument to which Landlord consented within ninety (90) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Subsection 27.2.

         27.9. With respect to each and every Transfer authorized by Landlord under the provisions of this Lease, it is further agreed that:

                  27.9.1. No subletting shall be for a term ending later than one (1) day prior to the Expiration Date;

                  27.9.2. No Transfer instrument shall be delivered, and no third party shall take possession of the Premises until an executed counterpart of such instrument has been delivered to Landlord;

                  27.9.3. Each Transfer instrument shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant under any Transfer instrument, and the Transferee shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such Transfer instrument, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under such instrument, (b) be subject to any counterclaim, offset or defense, not expressly provided in such instrument, which theretofore accrued to such Transferee against Tenant, (c) be bound by any previous modification of such instrument not expressly consented to in writing by Landlord or by any previous prepayment of more than one (1) month's Base Rent and Additional Rent or (d) be obligated to perform any work in the Premises or the Office Building or to prepare them for occupancy beyond Landlord's obligations under this Lease. The provisions of this Section 27 shall be self-operative and no further instrument shall be required to give effect to this provision.

         27.10. If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Section 27 shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that in any of such events (a) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease, and (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. If Tenant is a partnership, the provisions of Section 27 shall apply to a transfer (by one or more transferees) of a majority interest in the partnership, as if such transfer were an assignment of this Lease.

         27.11. Any Transfer (other than a sublease) shall be made only if, and shall not be effective until, the Transferee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the Transferee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the Transferee shall agree that the provisions in Section 27 shall, notwithstanding such Transfer, continue to be binding upon it in respect of all future Transfers. The original named Tenant covenants that, notwithstanding any Transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Base Rent and/or Additional Rent by Landlord from a Transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Base Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed. Tenant shall not, however, be responsible for defaults of Landlord if Landlord takes back all or a portion of the Premises by sublease or assignment as described in Section 27.3.

         27.12. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed shall not be discharged, released or impaired by any agreement made by Landlord extending the time, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

         27.13. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Office Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any transfer.

         27.14. If Landlord shall recover the Premises before the Expiration Date or earlier termination of the Lease Term, Landlord shall have the right, at its option, to take over any subleases or other occupancy agreements of the Premises. Tenant expressly assigns and transfers to Landlord such of the subleases and other occupancy agreements as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord or successor by Landlord to Tenant's estate in the Premises, at which time Tenant shall upon request of Landlord execute, acknowledge and deliver to Landlord such further instruments as may be necessary to vest in Landlord the then existing subleases. Every subletting and occupancy is subject to this condition and by its acceptance of and entry into a sublease or other occupancy agreement, each subtenant and occupant shall be deemed conclusively to have thereby agreed that from and after the termination of this Lease or re-entry by Landlord or of Landlord's successor to Tenant's estate, that the subtenant or occupant shall waive any right to surrender possession or to terminate the sublease or other occupancy agreement and, at Landlord's election, such subtenant or occupant shall be bound to Landlord for the balance of the term of such sublease or occupancy agreement and shall attorn to and recognize Landlord as its landlord, under all of the then executory terms of such sublease or other occupancy agreement, except that Landlord shall not (a) be liable for any previous act, omission or negligence of Tenant, (b) be subject to any counterclaim, defense or offset not expressly provided for in such sublease or occupancy agreement, which theretofore accrued to such subtenant or occupant against Tenant, (c) be bound by any previous modification or amendment of such sublease or occupancy agreement not expressly agreed to by Landlord or by any previous prepayment of more than one (1) month's Base Rent and Additional Rent which shall be payable as provided in the sublease or occupancy agreement, or (d) be obligated to perform any work in the Office Building or the Premises (to prepare them for occupancy) beyond Landlord's obligations under this Lease. The subtenant or occupant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment.

         27.15. If Landlord shall give its consent to any assignment of this Lease or to any sublease or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as Additional Rent:

                  (a) in the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions and advertising costs in connection with such assignment; and

                  (b) in the case of a sublease, any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Base Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, advertising costs and the cost of demising the premises so sublet in connection with such sublease, which expenses shall be amortized over the term of such sublease.

         The sums payable under this Subsection 27.15 of this Section 27 shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

28. SUCCESSORS AND ASSIGNS: All terms, provisions, covenants and conditions to be observed and performed by Tenant shall be applicable to and binding upon Tenant's respective heirs, administrators, executors, personal representatives, successors and assigns, subject, however, to the restrictions as to Transfers by Tenant as provided in this Lease. All covenants of this Lease shall be deemed to be covenants running with the land.


29. INSOLVENCY, DEFAULT:

         29.1. Landlord and Tenant agree that the following matters are defaults under this Lease:

                  29.1.1. if Tenant, or any general partner of Tenant if Tenant is a partnership, or any one of the persons or entities constituting Tenant if Tenant is more than one person or entity, or any assignee or any person primarily or secondarily liable for Tenant's obligations under this Lease, shall be adjudicated a bankrupt or an insolvent or take the benefit of any federal or state reorganization or composition proceeding or make a general assignment to or for the benefit of creditors or take the benefit of any insolvency law; or

                  29.1.2. if Tenant's interest under this Lease shall be sold under any execution or process of law; or

                  29.1.3. if a trustee in bankruptcy or a receiver be appointed or elected or had for Tenant or any general partner of Tenant if Tenant is a partnership or any one of the persons or entities constituting Tenant if Tenant is more than one person or entity or any guarantor or assignee or any person primarily or secondarily liable for Tenant's obligations under this Lease; or

                  29.1.4. if the Premises shall be abandoned; or

                  29.1.5. if Tenant shall default in the payment when due of any installment of Base Rent, Additional Rent and/or any other sum due under this Lease and such default shall continue for a period of three (3) business days after notice by Landlord to Tenant of such default; or

                  29.1.6. if Tenant or any general partner of Tenant if Tenant is a partnership, or any of the persons or entities constituting Tenant if Tenant is more than one person or entity, or any guarantor or assignee or any person primarily or secondarily liable for Tenant's obligations under this Lease, shall fail to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant's part to be performed other than the covenants for the payment of Base Rent and Additional Rent, and Tenant shall fail to remedy such default within fifteen (15) days after notice by Landlord to Tenant of such default, or if such notice is of such a nature that it cannot be completely remedied within such fifteen (15) day period and


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
Tenant shall not commence to cure within said period and shall not thereafter diligently prosecute to completion all steps necessary to remedy such default; or

                  29.1.7. if any event shall occur or any contingency shall arise whereby this Lease, or the term or estate created thereby, would (by death, operation of law or otherwise) devolve upon any persons, firms, officers or corporations other than Tenant; or

                  29.1.8. if there be any lien, judgment, writ, assessment, charge, attachment or execution on Landlord's or Tenant's interest in this Lease or the Premises, or the fixtures, improvements and furnishings thereon which is not removed within five (5) days of the date thereof.

         29.2. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Subsections 29.1.1, 29.1.2, and 29.1.3, shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Base Rent and/or Additional Rent or a waiver on the part of Landlord or any rights under said subsections.

         29.3. In any such event described in Subsection 29.1, at the option of Landlord, Landlord may:

                  29.3.1. terminate this Lease and the Lease Term shall expire and end; or

                  29.3.2. terminate Tenant's right to possession only, without termination of this Lease or the Lease Term; and/or

                  29.3.3. exercise any rights or use any remedies or procedures available in law or equity, which may be cumulative with those in Subsections
29.3.1 or 29.3.2.

         29.4. In connection with any of such events described in Subsection
29.3:

                  29.4.1. Tenant shall be responsible for all costs, direct and indirect, of Landlord in retaking possession of and reletting the Premises including but not limited to attorneys' fees, brokerage charges, court costs, advertising costs, costs of removal, storage and disposition of property, costs of refurbishing, repairing and rebuilding the Premises, costs of tenant inducements in reletting, and unamortized (i.e., amortized over the initial Lease Term on a straight-line basis and determined as of the first date on which rent was due but not paid) portion of (a) the cost to Landlord of preparing the Premises for Tenant's occupancy (including architectural, engineering and construction costs), (b) attorneys' and brokerage fees and costs incurred by Landlord in negotiation and execution of this Lease, (c) amount of payments or other Tenant inducements given Tenant, (d) amount of free rent concessions given Tenant (to the extent (a), (b), (c) or (d) have not been reimbursed by Tenant pursuant to the provisions of this Lease ("Costs of Possession and Reletting");


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
                  29.4.2. Tenant shall immediately, upon notice from Landlord (which may have been included in a prior notice such as that given pursuant to Subsection 29.1.5 or 29.1.6) surrender the Premises to Landlord;

                  29.4.3. Subject to applicable laws, Landlord may reenter the Premises and remove all persons and property without being liable for trespass, eviction, forcible detainer or entry or damages;

                  29.4.4. Landlord may enforce its lien on Tenant's property and/or may treat Tenant's property as abandoned and do with it whatever Landlord may elect without any accounting to Tenant;

                  29.4.5. Landlord may declare due and payable, and Tenant shall then immediately pay, all remaining Base Rent and Additional Rent payable under this Lease during the balance of the Lease Term calculated on projections prepared by Landlord in good faith based on past history of increases in Additional Rent, together with all Costs of Possession and Reletting; and/or

                  29.4.6. Landlord may relet (or attempt to relet) the Premises in its own name or otherwise, in which event:

                           29.4.6.1. Tenant shall be responsible and immediately
pay Landlord for any deficiency in the net amount (less Costs of Possession and Reletting) collected by Landlord during each payment period under any such lease and the amount, if any, which is owed by Tenant but as yet unpaid attributable to the equivalent payment period;

                           29.4.6.2. Landlord shall credit Tenant for net
amounts (less Costs of Possession and Reletting) actually received for each payment period under the new lease against amounts owed by Tenant but as yet unpaid attributable to the equivalent pay period;

                           29.4.6.3. If Tenant has actually paid Landlord the
Base Rent and/or Additional Rent for the equivalent pay period described in Subsection 29.4.6.2, then the net amount actually received by Landlord for such pay period (up to the amount paid by Tenant attributable to the equivalent pay period) shall be credited against amounts owing by Tenant but unpaid as to other payment periods or Costs of Possession and Reletting; if no such amounts remain, the applicable sums collected by Landlord for the current payment period shall be refunded to Tenant.

         29.5. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to do so, or, in the event of any such reletting, for refusal or failure to collect any Base Rent and/or Additional Rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical


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
changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Landlord may relet on any terms Landlord deems proper and may make such alterations, repairs, replacement and/or decoration in and to the Premises as Landlord in its sole judgment may then consider advisable. In no event will Tenant be entitled to receive the excess, if any, of rents or other sums collected over the sums payable by Tenant to Landlord under this Lease.


30. ADDITIONAL LANDLORD RIGHTS; LATE FEES:

         30.1. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions of this Lease, Landlord may immediately or at any time thereafter on five (5) days' notice perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including but not limited to reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be Additional Rent and shall be paid by Tenant to Landlord within five (5) days of rendition to Tenant of any bill or statement therefor.

         30.2. In the event Tenant fails to pay any installment of Base Rent, Additional Rent or other sums payable under this Lease as and when such installment or other charge is due, Tenant shall pay to Landlord on demand in addition to such installment (a) an administrative fee of $100 to help defray the additional cost to Landlord for processing such late payments, and (b) if not cured within the cure period, if any, for a default, interest on the overdue amount based on a rate equal to eighteen percent (18%) per annum or, if less, the maximum rate permitted by applicable law, of the amount unpaid computed from the date such payment was due and including the date of payment. The provisions for such late charges shall be in addition to all of Landlord's other rights and remedies under this Lease or at law or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.


31. TENANT CLAIMS: If at any time Tenant shall claim Landlord to be in default or assert any defense to payment of Base Rent, Additional Rent or other sums due under this Lease, other than the defense of complete previous payment, Tenant may not withhold any payments under this Lease but must, as a condition precedent to the making of any such claim or defense pay all sums to Landlord without prejudice to Tenant's position. This provision is a material inducement to Landlord to execute this Lease.


32. WAIVER OF DEFAULT: No waiver by either party of a default by the other party shall be implied. No express waiver by either party shall affect any default other than the default specified in such waiver and that only for the time and extension stated in the waiver.


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
No waiver of any term, provision, condition or covenant of this Lease by either party shall be deemed to imply or constitute a further waiver by such party of any other term, provision, condition or covenant of this Lease. Landlord's acceptance of the payment of rental or other payments under this Lease after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord shall have so notified Tenant in writing. In addition to any rights and remedies specifically granted Landlord in this Lease, Landlord shall be entitled to all rights and remedies available at law and in equity. All rights and remedies granted to Landlord in this Lease, by law and in equity, shall be cumulative and not mutually exclusive.


33. LIEN ON TENANT PROPERTY: In no event shall any material or equipment be incorporated in or added by Tenant to the Premises so as to become a fixture or otherwise part of the Office Building which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security agreement or any form of title retention agreement.


34. RIGHT OF ENTRY: Landlord, or any of its agents, shall have the right to enter the Premises during all reasonable hours, upon reasonable prior notice (except in the event of an emergency) which notice need not be in writing, (a) to show the Premises to prospective purchasers, mortgagees, lessees or assignees of all or part of the Office Building or any interest in it, (b) to examine the Premises or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation of the Premises or the Office Building, (c) to exhibit the Premises at any time within one hundred eighty
(180) days before the expiration of this Lease, or (d) to remove placards, signs, fixtures, Alterations or additions which do not conform to this Lease. Landlord shall have the right to take all necessary materials and equipment into the Premises and to store them within the Premises during any repairs or maintenance. Any entry and activity by Landlord which is permitted under this
Section 34 shall not entitle Tenant to any rent abatement, shall not constitute an eviction of Tenant, and shall not in any way violate any provision of this Lease. Landlord shall at all times have the right of entry by master key or, in the event of emergency if Tenant is not present, by force, without incurring liability therefor.


35. NOTICES: Any notice given Landlord as provided for in this Lease shall be in writing and sent to Landlord by prepaid, registered or certified mail (return receipt requested) or nationally recognized overnight delivery service addressed to Landlord at Landlord's management office in the Office Building or personally delivered to an officer or principal of Landlord at Landlord's management office in the Office Building. All notices to Landlord must also be delivered to Landlord's counsel at the following address: Younkins & Schecter LLP, 300 Park Avenue South, New York, New York 10010, and to Landlord's mortgagee at such address as it may designate to Tenant from time to time. Any notice to be given Tenant under the terms of this Lease, unless stated otherwise in this Lease, shall be in writing and shall be sent by prepaid, registered or certified mail (return receipt requested) or nationally recognized overnight delivery service to the office of Tenant in the Office Building or personally delivered to an agent or officer of Tenant. All bills, statements, demands, notices, letters, requests or other communications by Landlord may be given by Landlord's agent or attorney, on behalf of Landlord. Either party, from time to time, by such notice, may specify another address within the continental United States to which subsequent notice shall be sent or delivered. Notice shall be deemed given on the date it is actually received or on the date receipt is refused. If Tenant or any guarantor is no longer doing business or otherwise available for delivery of mail at the last notice address on Landlord's records, or if registered or certified mail or overnight delivery service is refused, then notice may be given by posting on the Premises, in which event notice shall be deemed given at time of posting. In order for any notice by Tenant to be an effective exercise by Tenant of any right under this Lease, such notice must identify the right which is intended to be exercised, and must specify that the notice given is intended to be exercised.


36. ATTORNEYS' AND ACCOUNTANTS' FEES: If Tenant defaults in the performance of any of the terms, provisions, covenants and conditions of this Lease and by reason of such default Landlord employs the services of an attorney or accountant to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events Landlord shall be entitled to reasonable attorneys' fees incurred by Landlord pertaining to such matters and in enforcement of any remedy. Wherever in this Lease reference is made to attorneys' fees, such fees shall be deemed to include attorneys' fees (including paralegals' and similar support personnel's) and accountants' fees and all expenses, disbursements and costs (including disbursements, costs and fees relating to any appeal).


37. CONDITION OF PREMISES ON TERMINATION OF LEASE AND HOLDING OVER:

         37.1. Tenant shall surrender to Landlord, on the Expiration Date or upon the earlier termination of this Lease, the Premises in as good condition as the Premises were at the time Tenant first occupied the Office Building after Landlord's Initial Improvements were completed, ordinary wear and tear, and damage by fire or other casualty not caused by Tenant's negligence, only excepted. If Tenant does not immediately surrender the Premises to Landlord at the end of the Lease Term, then Tenant shall pay to Landlord double the amount of the Base Rent and Additional Rent paid by Tenant for the last month of the Lease Term for each month or portion thereof that Tenant holds over plus all damages that Landlord may suffer on account of Tenant's failure so to surrender to Landlord possession of the Premises, and shall indemnify and save Landlord harmless from and against all claims made by any succeeding tenant of the Premises or broker procuring such tenant, against Landlord arising from, growing out of or related to delay of Landlord in delivering possession of the Premises to said succeeding tenant, so far as such delay is occasioned by failure of Tenant so to surrender the Premises in accordance with this Lease or otherwise.

         37.2. No receipt of money by Landlord from Tenant after termination of this Lease or


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
the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Lease Term or affect any such notice, demand, suit or judgment.

         37.3. No act or thing done by Landlord or its agents, including acceptance of keys to the Premises, during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of Landlord.

         37.4. At Landlord's request (which may be made in person or by telephone), Tenant shall arrange to meet with Landlord for a joint inspection of the Premises prior to Tenant vacating the Premises. In the event of Tenant's failure to agree to such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration in accordance with Section 17. Landlord shall provide Tenant with written notice of any required repairs or restoration within twenty (20) days business days following Landlord's inspection, which notice shall set forth in reasonable detail the nature of such repairs or restoration and the estimated cost thereof.

         37.5. All obligations of Tenant under this Lease not fully performed as of the Expiration Date or earlier termination of the Lease Term shall survive the Lease Term, including without limitation all payment obligations with respect to taxes and insurance, all obligations concerning the condition of the Premises, and all indemnification obligations. Upon the inspection of the Premises described in Subsection 37.4, Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation under this Lease for unpaid Additional Rent. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant under this Lease, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any Security Deposit held by Landlord shall be credited against the amount payable by Tenant under this subsection 37.5.


38. OCCUPANCY AND PERSONAL PROPERTY TAX: Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the Lease Term against any occupancy interest or personal property of any kind, owned by or place in, upon or about the Premises by Tenant.


39. SIGNS:

         39.1. Landlord shall have the right to install signs on the Office Building and exterior and entry door of the Premises and to change the Office Building's name and street address. Landlord shall install signage identifying Tenant on the entry door of the Premises, as part of Landlord's Initial Improvements, the cost of which shall be deducted from Landlord's


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
Contribution. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant, visible from, or on any part of, the outside of the Premises without Landlord's prior written consent which may, in Landlord's sole discretion, be unreasonably withheld. In any event, Tenant acknowledges that Landlord may have a sign or graphics program for multi-tenanted floors and, if applicable, Tenant will at all times conform its signage with such program. Tenant shall not, except to designate Tenant's business address (and then only in a reasonably conventional manner and without emphasis or display), use the name NationsBank Tower or any variation of it for any purpose whatsoever.

         39.2. Landlord agrees to provide Tenant, at Landlord's cost and expense, with a listing of Tenant's name and the name of each corporate officer of Tenant having offices at the Office Building on the electronic lobby directory in the Office Building. In the event such electronic directory is hereinafter replaced with a "manual" directory, Tenant shall be entitled to Tenant's Proportionate Share of the listings available on such directory. If Tenant requests in writing, Landlord agrees to provide Tenant, to the extent spaces are then available, with additional listings on the directory, at Tenant's sole cost and expense provided such spaces shall be used by Tenant on a "space available" basis.


40. WAIVER OF TRIAL BY JURY: Landlord and Tenant mutually agree that the respective parties to this Lease shall and do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Premises. This waiver is knowingly and voluntarily given; Tenant acknowledges that this provision is a material inducement to Landlord to enter into this Lease. Tenant further agrees that it shall not interpose any counterclaim in a summary proceeding or in any action based upon non-payment of rent or any other payment required of Tenant under this Lease.


41. INTENTIONALLY DELETED.


42. INVALIDITY OF PROVISION: If any term, provision, covenant or condition of this Lease or the application of it to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each other provision, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida, excluding its conflict of law principles. The venue for any lawsuit arising out of this Lease shall be Dade County, Florida.




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
43. MISCELLANEOUS:

         43.1. The terms "Landlord" and "Tenant" as contained in this Lease shall include singular and plural, masculine, feminine and neuter, heirs, successors, executors, administrators, personal representatives and assigns, wherever the context so requires or admits. The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease Agreement. The section headings are inserted solely for the convenience of the reader and shall not be deemed to limit or expand any of the provisions of this Lease. Any reference to exhibits, schedules or riders to this Lease refers to those exhibits, schedules, riders or other documents attached to this Lease, which are incorporated in and made a part of this Lease. Any formally executed addendum to or modification of this Lease, including modifications described in
Section 25, shall be expressly deemed incorporated in this Lease by reference unless a contrary intention is clearly stated in such addendum or modification. The term "first-class" as used in this Lease shall refer to type, construction and condition of the Office Building as of the date of this Lease, subject to adjustments over time due to such type, construction or passage of time.

         43.2. Nothing in this Lease shall prevent Landlord from selling, transferring or conveying or in any way affect Landlord's right to sell, transfer or convey, to one or more parties all or any part of the Office Building or Landlord's interest in the Project, or in any underlying lease. If any such sale, transfer or conveyance includes the Premises, Tenant shall pay all rents and other amounts due under this Lease to the party acquiring such interest upon receipt of notice from Landlord of such sale, transfer or conveyance. If Landlord's interest in the Project, the Office Building, the Premises or this Lease is sold or transferred, the seller or transferor shall be automatically and entirely released of and from all covenants and obligations under this Lease from and after the date of such conveyance or transfer, provided the purchaser or transferee has assumed and agreed to carry out all covenants and obligations of Landlord under this Lease, it being intended that the covenants and obligations contained in this Lease to be performed on the part of Landlord shall be binding upon Landlord, its successors and assigns, only with respect to matters arising during their respective successive periods of ownership. Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord's other assets other than Landlord's interest in the Office Building and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This subsection shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than Landlord's interest in said property, as aforesaid. In no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for incidental or consequential damages.

         43.3. Whenever in this Lease Tenant has agreed to indemnify, protect, defend or hold harmless Landlord for any matter or from anything, whatsoever, or to release Landlord from any liability under this Lease, the term "Landlord" shall also be deemed to include Landlord's beneficiaries, its agents, contractors, employees, successors and assigns.

         43.4. Nothing shown on Exhibit "A" attached to this Lease shall be deemed to be a representation by Landlord as to any matter respecting the tenants who will occupy the Retail Area or Office Building or as a condition of this Lease, unless such representation or condition is expressly set forth in this Lease, Exhibit "A" being attached only for the purpose of showing the approximate location of the Premises.

         43.5. No payment by Tenant or receipt of payment by Landlord of an amount less than the full amount then due Landlord under this Lease shall be construed as anything other than a partial payment of such sum then due and owing. No endorsement or statement on any check or letter or any form of payment or accompanying document shall be deemed to be an accord and satisfaction or other form of settlement; Landlord may accept any such payment without prejudice to its rights to recover the balance of sums due and owing under this Lease or to pursue any other remedy permitted under this Lease.

         43.6. In those instances in this Lease where a specific time period is given for Landlord's performance, and in which notice is waived or in which a time period is stated which includes a provision for notice from Tenant and opportunity to cure, such provisions shall apply. In all other instances in which Landlord may be in default under this Lease, Landlord shall not be deemed in default unless Tenant has given Landlord notice and fifteen (15) days' opportunity to cure Landlord's breach (or, if such breach is not susceptible of cure in such time, Landlord shall begin such cure and diligently pursue it to substantial completion). Wherever in this Lease, if at all, Tenant is given a "grace period" or other opportunity to cure a breach or default, such provision shall be deemed to apply only if the breach or default is in fact ultimately curable; if the breach or default is not ultimately curable, then no such time to cure shall be deemed to have been given. Further, wherever, if at all, Tenant is given a "grace period" or other opportunity to cure a breach or default under this Lease, Tenant shall be responsible for any costs incurred by Landlord arising from, growing out of, or related to such breach or default, even if the breach or default is cured within the designated time period.

         43.7. Whenever under this Lease Landlord's consent or approval is required, it may be arbitrarily withheld except as otherwise specified herein. If Tenant requests Landlord's consent or approval, and if in connection with such request Landlord seeks the advice of its attorneys, architect and/or other adviser or expert, then Tenant shall pay such persons' costs and fees reasonable to such request and the preparation of related documents.

         43.8. Tenant shall furnish Landlord, within five (5) business days after Landlord's request therefor, but not more frequently than once annually (unless Tenant is in default under this Lease), an updated, current financial statement of Tenant.

44. INTENTIONALLY DELETED.


45. RADON GAS NOTICE: Pursuant to Florida Statutes Section 404.056(8), Landlord hereby makes, and Tenant hereby acknowledges, the following notification:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.


46. PARTNERSHIP TENANT: If Tenant's interest in this Lease shall be assigned to a partnership or an entity is comprised of two (2) or more persons, individually or as copartners of a partnership (a "Partnership Tenant"), the following provisions of this Section 46 shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising a Partnership Tenant shall be joint and several, and (b) each of the parties comprising a Partnership Tenant consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by a Partnership Tenant or by any of the parties comprising a Partnership Tenant, and (c) any bills, statements, notices, demands, requests or other communications given or rendered to a Partnership Tenant or to all such parties as have been identified to Landlord by Tenant shall be binding upon a Partnership Tenant and all such parties, and (d) if a Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to a Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (e) a Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of item (d) of this Section
46).


47. ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties to this Lease and all previous negotiations are merged in this Lease. This Lease may be modified only by an agreement in writing signed and sealed by Landlord and Tenant. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or contemporaneous oral promises, agreements or warranties except such as are expressed in this Lease. The parties acknowledge that both are sophisticated and knowledgeable in the subject matter of this Lease, both are represented by counsel, and both have contributed substantially to the content of this Lease. No surrender of the Premises, or of the remainder of the Lease Term, shall be valid unless accepted by Landlord in writing. This Lease shall not be more strictly construed against either party to it by reason of one party's preparing all or a portion of it.


48. BROKERAGE: Tenant represents and warrants that it has dealt with no broker, agent, salesperson, finder or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker(s) listed in Subsection 1.2. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by and any other broker, agent, salesperson, finder or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Section 48 shall survive the termination of this Lease.


49. FORCE MAJEURE: Neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by "Force Majeure", which shall mean labor controversies, strikes and lockouts (whether lawful or not) either industry-wide or with third parties other than Landlord and Tenant, respectively, acts of God, material or labor unavailability, inability to obtain fuel or power, catastrophes, national or local emergencies, restrictions by any governmental authority, civil riots, floods, and any other causes not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant, respectively, is unable, wholly or in part, to prevent or overcome. Lack of money shall not be deemed Force Majeure.


50. SHORT FORM LEASE: Upon request by Landlord, Tenant shall execute a short form lease in recordable form setting forth the name of the parties, the Lease Term, the provisions of this Lease, and the description of the Premises. Tenant shall not record this Lease, or a memorandum or short form of this Lease, without Landlord's prior written consent.


51. RELATIONSHIP OF PARTIES: Nothing contained in this Lease or any act of Landlord or Tenant shall be deemed or construed by Landlord, Tenant or any third party to create the relationship of principal and agent, partnership, joint venture or any association whatsoever between Landlord and Tenant, other than the relationship of landlord and tenant.


52. DELIVERY OF LEASE INSTRUMENT: Submission of this Lease for examination does not constitute an offer, right of first refusal, reservation of or option for the Premises or any other space or premises in, on or about the Office Building. This Lease becomes effective as a lease only upon execution and delivery by both Landlord and Tenant. If Tenant is a corporation, then Tenant warrants to Landlord that (a) the execution and delivery of this Lease has been duly authorized by the Board of Directors of Tenant, (b) either (i) the making of this Lease does not require any vote or consent of shareholders or (ii) all required votes or consents have been duly taken or obtained and (c) that Tenant is duly organized and validly existing under the laws of the State of Florida, with full legal power and authority to perform its obligations as contemplated by this Lease. If Tenant is a partnership, then Tenant and its general partners warrant to Landlord that (a) the execution and delivery of this Lease is within the powers and authority of the party doing so on behalf of Tenant, (b) either (i) the making of this Lease does not require any vote or consent of partners, or (ii) all required votes or consents have been duly taken and obtained and (c) that Tenant is duly organized and validly existing under the laws of the State of Florida, with full legal power and authority to perform its obligations as contemplated by this Lease. Landlord is a partnership and warrants to Tenant that (a) the execution and delivery of this Lease is within the powers and authority of the party doing so on behalf of Landlord, (b) either (i) the making of this Lease does not require any vote or consent of partners, or (ii) all required votes or consents have been duly taken and obtained and (c) that Landlord is duly organized and validly existing under the laws of the State of Florida, with full legal power and authority to perform its obligations as contemplated by this Lease.


53. OPTION TO EXTEND:

         53.1 Tenant shall have the right, at its option, to extend the Lease Term for one (1) period of five (5) years (the "Extension Term"); provided and upon the condition that at all times within the twelve (12) month period immediately preceding the exercise of such option through the original Expiration Date, this Lease shall be in full force and effect and Tenant shall not be in default thereunder (and no condition exists which with notice and/or the passage of time would constitute a default), this Lease shall not have been assigned and Tenant shall personally be in use and occupancy of, and not subleasing, at least eighty percent (80%) of the Premises. The Extension Term shall commence on the day after the Expiration Date and shall expire on the fifth (5th) anniversary thereof unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Tenant shall give Landlord written notice of Tenant's intention to exercise such option on or before the end of the ninth (9th) month prior to the Expiration Date, but not earlier than the end of the fourteenth (14th) month prior to the Expiration Date, the time of exercise being of the essence. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Extension Term (including, without limitation, the Operating Expense Base for the determining escalations), except that the Base Rent shall be as determined in accordance with Subsection 53.2 and Tenant shall have no further right to extend the Lease Term pursuant to this Section 53.

         53.2 Within sixty (60) days following Landlord's receipt of notice of Tenant's written request therefor (but not earlier than the fourteenth (14th) month prior to the Expiration Date), Landlord shall give Tenant notice of its determination of the Base Rent which will be appropriate for the Extension Term (the "Fair Market Rent"), it being agreed that Landlord shall base its determination, as Landlord deems appropriate, upon the then current and projected rents for spaces in the Office Building which are then for rent (or, if none, those rented during the prior twelve (12) months) or projected to be for rent during the Extension Term, adjusted for any special conditions applicable to such spaces and leases and for location, length of term, amount of space and other factors Landlord deems relevant in computing rent for spaces in the Office Building, including adjustments for anticipated inflation, fluctuations in market rents and price conditions.

         53.3 Tenant shall accept or reject Landlord's determination of the Fair Market Rent for the Extension Term within fifteen (15) days of Tenant's receipt of the Landlord's notice setting forth the Fair Market Rent. If accepted by Tenant, this Lease and the Lease Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the Extension Term had originally been included in the Lease Term and the Expiration Date shall thereupon be deemed to be the last day of the Extension Term; provided, however, at Landlord's request, Tenant shall execute an amendment to this Lease confirming such extension and the terms thereof. Otherwise, if Tenant rejects Landlord's determination of the Fair Market Rent, Tenant shall be deemed to have revoked its option to extend and the Lease Term shall expire on the original Expiration Date.

54. ADDITIONAL SPACE:

         54.1 Commencing as of the Adjustment Date (as such term is hereinafter defined) and for the entire Lease Term, there shall be added to and included in the Premises the following additional space in the Office Building, to wit:

                  The balance of the thirty-sixth (36th) floor of the Office Building, substantially as shown shaded (or hatched) on the floor plan annexed hereto as Exhibit F and made a part hereof (the "Additional Space"), and from and after the Adjustment Date, the term "Premises" as defined in this Lease shall be deemed to mean the entire thirty-sixth (36th) floor of the Office Building, including the thirty-sixth (36th) floor elevator lobby and the men's and women's restrooms located on such floor. Landlord shall lease to Tenant and Tenant shall hire from Landlord the Additional Space upon and subject to all of the covenants, agreements, terms and conditions of this Lease, except as otherwise set forth in this Section 54. The Adjustment Date shall be deemed to mean the earlier of (a) the date on which the first (1st) anniversary of the Commencement Date shall occur or (b) the date on which Tenant elects to take possession of the Additional Space (or any portion thereof) pursuant to a written notice to Landlord given not less than sixty (60) days prior to the date set forth in Tenant's notice to Landlord. In the event Tenant elects to take possession of the Additional Space in intervals prior to the first (1st) anniversary of the Commencement Date, for the purposes of this Section 54, the term "Adjustment Date" shall be deemed to mean each date that Tenant takes possession of a portion of the Additional Space.

         54.2 Notwithstanding the foregoing provisions of this Section 54 to the contrary, prior to the first (1st) anniversary of the Commencement Date, Tenant shall have the option (the "Space Reduction Option") to terminate its obligation to lease all or any part of the Additional Space (the "Terminated Space"). The Space Reduction Option is granted subject to the following terms and conditions:
(a) Tenant shall give Landlord a written notice of Tenant's election to exercise the Space Reduction Option (a "Space Reduction Notice") on or before the sixtieth (60th) day prior to the first (1st) anniversary of the Commencement Date (time being of the essence), (b) if Tenant desires to terminate its obligation with respect to a portion of the Additional Space only, Tenant may only terminate its obligation with respect to non-contiguous portion(s) of the Additional Space which Landlord in its sole but reasonable discretion approves (taking into account, among other things, the marketability and accessibility of the Terminated Space), and (c) Tenant shall not be in default under this Lease beyond the giving of notice and expiration of applicable grace periods, if any, on the date that Tenant exercises the Space Reduction Option (the "Space Reduction Date"). In addition, the effectiveness of the Space Reduction Notice shall be subject to and conditioned upon Landlord's receipt, together with the Space Reduction Notice, of a cash payment from Tenant (a "Termination Payment") equal to the product of (i) the rentable square footage of the Terminated Space multiplied by (ii) Six and 58/100 ($6.58) Dollars. In the event of the giving of a Space Reduction Notice and the making of a Termination Payment, (x) the provisions of this Section 54 shall be deemed inapplicable with respect to the Terminated Space, (y) neither party shall have any rights, estates, liabilities or obligations under this Lease with respect to the Terminated Space for the period accruing after the Space Reduction Date and (z) Landlord may construct a common corridor to provide access between the thirty-sixth (36th) floor elevator lobby and the men's and women's restrooms located on the thirty-sixth (36th) floor (comparable to the common corridor located on the thirty-seventh (37th) floor of the Office Building), and Tenant shall not be entitled to any reduction or abatement of Rent or Additional Rent in connection with the construction of such common corridor or any retaking of possession of a portion of the Premises for such purpose.

         54.3 Provided Tenant has not exercised the Space Reduction Option with respect to the entire Additional Space, effective as of the Adjustment Date:

                  (a) The Base Rent set forth in Subsection 1.1 of this Lease shall be increased by the following amounts:

                           (i)   During the first (1st) Lease Year, by the
product of (y) Twenty-One and 45/100 ($21.45) Dollars multiplied by (z) the rentable square footage of the Additional Space, or portion thereof leased by Tenant;

                           (ii)  During the second (2nd) Lease Year, by the
product of (y) Twenty-One and 95/100 ($21.95) Dollars multiplied by (z) the rentable square footage of the Additional Space, or portion thereof leased by Tenant;

                           (iii) During the third (3rd) Lease Year, by the
product of (y) Twenty-Two and 45/100 ($22.45) Dollars multiplied by (z) the rentable square footage of the Additional

Space, or portion thereof leased by Tenant;

                           (iv) During the fourth (4th) Lease Year, by the
product of (y) Twenty-Two and 95/100 ($22.95) Dollars multiplied by (z) the rentable square footage of the Additional Space, or portion thereof leased by Tenant; and

                           (v) During the fifth (5th) Lease Year, by the product
of (y) Twenty-Three and 45/100 ($23.45) Dollars multiplied by (z) the rentable square footage of the Additional Space, or portion thereof leased by Tenant.

         In accordance with the foregoing, if Tenant elects to take early possession of one (1) or more portions of the Additional Space prior to the first (1st) anniversary of the Commencement Date, in addition to the Base Rent payable pursuant to Section 1 hereof, Tenant will only be obligated to pay Base Rent with respect to those portions of the Additional Space Tenant takes early occupancy of until the balance of the Additional Space is included within the Premises pursuant to the terms of this Section 54. The parties hereto acknowledge that the Additional Space is conclusively deemed to consist of 5,319 rentable square feet. The determination of the rentable square footage of any portion of the Additional Space leased by Tenant shall be made by Landlord in the exercise of its sole but reasonable discretion.

                  (b) On the Adjustment Date, the definition of Tenant's Proportionate Share set forth in Subsection 1.17 of this Lease shall be modified to accurately represent the percentage that the rentable square footage of the Premises, together with the rentable square footage of the Additional Space, or portion thereof leased by Tenant, bears to the total rentable square footage of the Office Building.

         54.4 The Additional Space shall be completed and prepared for Tenant's occupancy in the same manner as, and contemporaneously with, the preparation of the Premises for Tenant's occupancy pursuant to the provisions of this Lease, as described in the Scope of Work annexed hereto as Exhibit D. The taking of possession of the Additional Space by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the Additional Space and the Office Building were in good and satisfactory condition and that Landlord's Initial Improvements to the Additional Space were satisfactorily completed.

         54.5 Promptly following the Adjustment Date and at Landlord's request, the parties hereto shall enter into one or more supplemental agreements setting forth the Adjustment Date, the Additional Space, or portion thereof leased by Tenant pursuant to the provisions of this Section 54, the increase in the Base Rent and Tenant's Proportionate Share resulting therefrom and such other matters as Landlord shall reasonably designate, provided however, the failure of Landlord and Tenant to enter into any such agreement shall not affect the validity or enforceability of the provisions of this Section 54.

         54.6 In the event Landlord shall fail to deliver the Additional Space (or any portion thereof leased by Tenant) on or before the date on which the first (1st) anniversary of the

Commencement Date shall occur, then in such event, this Lease and the provisions of this Section 54 shall not be effected and Landlord shall not be subject to any liability therefor, but Landlord shall continue to use reasonable efforts to obtain and deliver to Tenant vacant, exclusive possession of all or any portion of such space.

55. TENANT'S RIGHT OF FIRST REFUSAL:

         55.1. In the event Tenant exercises the Space Reduction Option pursuant to Section 54 of this Lease, and Landlord shall thereafter at any time during the Lease Term receive an offer satisfactory to Landlord in its sole discretion (the "Offer") to lease all or any portion of such Terminated Space (the "First Refusal Space"), other than to any existing tenant or occupant in the Office Building then having existing rights in such space, then provided and upon the condition that at all times within the immediately preceding twelve (12) month period this Lease shall be in full force and effect and Tenant shall not be in default hereunder, this Lease shall not have been assigned and Tenant shall be physically occupying at least eighty (80%) percent of the Premises, Landlord shall offer the First Refusal Space to Tenant by written notice to Tenant ("Landlord's Notice") upon the same terms and conditions set forth in the Offer (except as otherwise provided herein). Tenant shall have the right, exercisable by written notice to Landlord within five (5) days of the date of Landlord's Notice, time being of the essence, to lease such portion of the First Refusal Space upon the terms and conditions set forth in the Offer (except as otherwise provided herein), in which event, Landlord and Tenant shall enter into an amendment of this Lease acceptable to Landlord to provide for (a) the inclusion of such portion of the First Refusal Space in the Premises, (b) an increase in the Base Rent with respect to the First Refusal Space by the amount set forth in the Offer, and (c) a modification of the definition of Tenant's Proportionate Share to accurately represent the percentage that the rentable area of the Premises, together with the rentable area of the portion of the First Refusal Space identified in the Offer, bears to the total rentable area of the Office Building. In all other respects, the terms and conditions contained in this Lease (including, without limitation, the Operating Expense Base for determining escalations and the length of the Lease Term) shall remain unmodified. In the event that Tenant fails to exercise its right as aforesaid within five (5) days of the date of Landlord's Notice, Tenant shall be deemed to have waived its rights under this Section with respect to such portion of the First Refusal Space described in the Offer, Landlord shall have the absolute right to lease such portion of the First Refusal Space specified in the Offer to any other person or entity and Tenant shall have no further rights with respect to such portion of the First Refusal Space. In the event that Tenant shall have exercised its right as aforesaid but Landlord and Tenant fail to mutually execute an amendment of this Lease as aforesaid within thirty (30) days of the date Landlord first delivers an initial draft of such proposed amendment to Tenant, such portion of the First Refusal Space shall be deemed to be included within the Premises without such written amendment or further act or instrument of any kind upon the terms, conditions and provisions contained in the Offer (except as otherwise provided in this Lease).

         55.2 In the event that Landlord and Tenant have entered into an amendment with respect to the portion of the First Refusal Space described in the Offer and Landlord shall thereafter fail to deliver all or any portion of such space on or before the date(s) set forth in Landlord's Notice, then in such event, this Lease and the provisions of this Section 55 shall not be effected and Landlord shall not be subject to any liability therefor, but Landlord shall continue to use reasonable efforts to obtain and deliver to Tenant vacant, exclusive possession of all or any portion of such space.

         55.3 Tenant agrees to accept the portion of the First Refusal Space identified in the Offer "as is" and understands and agrees that Landlord shall perform no work in connection with the preparation of such portion of the First Refusal Space for Tenant's occupancy.


         LANDLORD AND TENANT have signed, sealed and delivered this Lease in multiple counterparts, all of which constitute but one Lease, at Dade County, Florida, as of the day and year first above written.

TENANT:

CONTINUCARE CORPORATION

         By:            /s/ Charles. M. Fernandez
             ----------------------------------------------
                    Name:  Charles M. Fernandez
                          ---------------------------------------
                    Title:    C.E.O.
                            ----------------------------------------

                               65-0643602
          ------------------------------------------------------
                    Tenant's Tax Identification Number


LANDLORD:

         MIAMI TOWER ASSOCIATES LIMITED PARTNERSHIP

                  By: Winthrop Miami Associates Limited Partnership, its managing general partner

                        By: One International Associates Limited Partnership, its sole general partner

                             By:  One International, Inc.,
                                  its sole general partner


                                  By:  /s/ Mark W. Smith
                                      ------------------------------------------
                                       Mark W. Smith, Vice President

                            FIRST AMENDMENT OF LEASE


         THIS FIRST AMENDMENT OF LEASE (this "Amendment") made as of the 31 day of July, 1997 between MIAMI TOWER ASSOCIATES LIMITED PARTNERSHIP, a Florida limited partnership with its office c/o Winthrop Management, NationsBank Tower, 100 Southeast Second Street, Miami, Florida 33131 ("Landlord") and CONTINUCARE CORPORATION, a Florida corporation with its office at NationsBank Tower, 100 Southeast Second Street, Miami, Florida 33131 ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant heretofore entered into a certain Office Lease dated as of August 29, 1996 (the "Lease") with respect to a portion of the thirty-sixth (36th) floor (the "Existing Premises") in the building known as NationsBank Tower, 100 Southeast Second Street, Miami, Florida (the "Office Building"), upon and subject to all of the terms, conditions and provisions set forth in the Lease; and

         WHEREAS, the parties hereto desire to modify the Lease in certain respects to reflect the inclusion of additional space in the Premises, upon the terms, provisions and conditions as are more particularly hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

         1. Recitals; Defined Terms. The recitals set forth above are true and correct and by this reference are incorporated herein in their entirety. All capitalized terms contained in this Amendment which are not otherwise defined herein shall, for the purposes hereof, have the same respective meanings ascribed to them in the Lease.

         2. Additional Space.

                  (a) First Phase Additional Space. Effective as of July 1, 1997 (the "First Adjustment Date") and for the entire Lease Term, there shall be added to and included in the Existing Premises the following additional space in the Office Building, to wit:

                  A portion of the thirty-sixth (36th) floor of the Office

                  Building substantially as shown hatched on the floor plan annexed hereto as Exhibit A and made a part hereof (the "First Phase Additional Space"), which space is designated as Areas "A", "B" and "C" thereon, and from and after the First Adjustment Date, the term "Premises" as defined in the Lease shall mean collectively, the Existing Premises and the First Phase Additional Space.

                  (b) Second Phase Additional Space. Effective as of October 14, 1997 (the "Second Adjustment Date") and for the entire Lease Term, there shall be added to and included in the Existing Premises and the First Phase Additional Space the following additional space in the Office Building, to wit:

                  The balance of the thirty-sixth (36th) floor of the Office Building substantially as shown hatched on the floor plan annexed hereto as Exhibit B and made a part hereof (the "Second Phase Additional Space"), which space is designated as Area "D" thereon, and from and after the Second Adjustment Date, the term "Premises" as defined in the Lease shall mean collectively, the Existing Premises, the First Phase Additional Space and the Second Phase Additional Space.

                  (c) Subordination. Landlord does hereby lease to Tenant and Tenant does hereby hire from Landlord, the First Phase Additional Space and the Second Phase Additional Space subject and subordinate to all superior leases and superior mortgages as provided in the Lease and upon and subject to all the covenants, agreements, terms and conditions of the Lease, as supplemented by this Amendment.

         3. Amendments to Lease.

                  (a) First Phase Additional Space Amendments. Effective as of the First Adjustment Date and ending on the day immediately prior to the Second Adjustment Date:

                           (i)      The Base Rent set forth in Subsection 1.1 of
the Lease shall be increased by Four Thousand Eight Hundred Seventy-Eight and 09/100 ($4,878.09) Dollars per month; and

                           (ii)     'Tenant's Proportionate Share' as defined in
subsection 1.17 of the Lease shall be deemed to mean one and ninety-three hundredths

(1.93%) percent.

                  (b) Second Phase Additional Space Amendments. Effective as of the Second Adjustment Date through the balance of the Lease Term:

                           (i)      The Base Rent set forth in Subsection 1.1 of
the Lease shall be increased as follows:

                                    1. During the second Lease Year, by One
Hundred Sixteen Thousand Seven Hundred Fifty-Two and 05/100 ($116,752.05) Dollars per annum, payable in equal monthly installments of Nine Thousand Seven Hundred Twenty-Nine and 34/100 ($9,729.34) Dollars each;

                                    2. During the third Lease Year, by One
Hundred Nineteen Thousand Four Hundred Eleven and 55/100 ($119,411.55) Dollars per annum, payable in equal monthly installments of Nine Thousand Nine Hundred Fifty and 96/100 ($9,950.96) Dollars each;

                                    3. During the fourth Lease Year, by One
Hundred Twenty-Two Thousand Seventy-One and 05/100 ($122,071.05) Dollars per annum, payable in equal monthly installments of Ten Thousand One Hundred Seventy-Two and 59/100 ($10,172.59) Dollars each; and

                                    4. During the fifth Lease Year, by One
Hundred Twenty-Four Thousand Seven Hundred Thirty and 55/100 ($124,730.55) Dollars per annum, payable in equal monthly installments of Ten Thousand Three Hundred Ninety-Four and 21/100 ($10,394.21) Dollars each.

                           (ii)     'Tenant's Proportionate Share' as defined in
Subsection 1.17 of the Lease shall be deemed to mean two and thirty-eight hundredths (2.38%) percent.

         4. Condition of the Additional Space. Tenant has inspected, and agrees to accept possession of, the First Phase Additional Space and the Second Phase Additional Space in the condition existing on the date hereof "as-is", and further agrees that Landlord shall have no obligation to perform any work or make any installations in order to prepare the First Phase Additional Space or the Second Phase Additional Space for Tenant's occupancy. The taking of possession of each of the First Phase Additional Space and the Second Phase Additional Space by Tenant shall be conclusive evidence as against Tenant that at the time such possession was so taken, the First Phase Additional Space and the Second Phase Additional Space, respectively, were in good and satisfactory condition.

         5. Broker. Tenant covenants, represents and warrants to Landlord that Tenant neither consulted nor has had any dealings or communications with any broker or agent with regard to the First Phase Additional Space, the Second Phase Additional Space or this Amendment other than Winthrop Management and Condina Bush Kleino Oncor International (collectively, the "Broker"). Tenant agrees to indemnify, defend and save Landlord harmless from and against any and all cost, expense (including attorneys' fees and disbursements) or liability for any compensation, commissions or charges claimed by any broker or agent other than the Broker with whom Tenant has dealt in connection with the First Phase Additional Space, the Second Phase Additional Space or this Amendment.

         6. Notices: Effective as of the date hereof, Section 35 of the Lease shall be modified in part to provide that a copy of any notice sent to Landlord shall be similarly forwarded to Landlord's counsel at the following address:
Younkins & Schecter LLP, 545 Fifth Avenue, New York, New York 10017.

         7. Radon Gas Notice: Pursuant to Florida statutes section 404.056(8), Landlord makes, and Tenant acknowledges, the following notification:

                           RADON GAS: radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         8. Miscellaneous.

                  (a) Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed. Tenant hereby confirms that Landlord is not in default under any provisions of the Lease, that there are no presently existing claims, counterclaims or defenses with respect to the Lease and, to the extent any such claims, counterclaims and/or defenses may exist or may have existed, Tenant hereby agrees to waive the same.

                  (b) The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and except as otherwise provided in the Lease as hereby supplemented, their respective legal successors and assigns.

                  (c) This Amendment may not be changed orally but only by a writing signed by the party against whom enforcement thereof is sought.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


MIAMI TOWER ASSOCIATES LIMITED PARTNERSHIP, Landlord

By:      Winthrop Miami Associates Limited Partnership,
         its managing general partner

         By:      One International Associates Limited
                  Partnership, its sole general partner

                  By:      One International, Inc.,
                           its sole general partner


                           By: /s/ Mark W. Smith
                              ------------------------------------
                                   Mark W. Smith, Vice President


CONTINUCARE CORPORATION, Tenant


By:         /s/ Susan Tarbe
   -----------------------------------------------------
         Name:  Susan Tarbe
              ------------------------------------------
         Title: Executive Vice President and
               -----------------------------------------
                General Counsel